                                                Filed Pursuant to Rule 424(b)(5)
                                                File No. 333-63305
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 9, 1998)

                           $425,250,000 (APPROXIMATE)

GREEN TREE

                              SELLER AND SERVICER

         GREEN TREE HOME IMPROVEMENT AND HOME EQUITY LOAN TRUST 1998-F
                               LOAN-BACKED NOTES

                               ----------------
     The securities will consist of seven classes, but we are offering only the following classes now:

                             APPROXIMATE     INTEREST                      UNDERWRITING     PROCEEDS TO
CLASS                    PRINCIPAL AMOUNT(1)   RATE   PRICE TO PUBLIC(2)     DISCOUNT       COMPANY(3)
-----                    ------------------- -------- ------------------ ---------------- ---------------
A-1 Notes...............    $245,280,000       6.62%     99.9729986%                 .35%      99.6229986%
A-2 Notes...............    $ 99,645,000       6.62%     99.9720352%                 .35%      99.6220352%
M-1 Notes...............    $ 24,075,000       7.43%             (4)                  (4)             (4)
M-2 Notes...............    $ 31,500,000       8.16%             (4)                  (4)             (4)
B-1 Notes...............    $ 24,750,000       8.99%             (4)                  (4)             (4)
Total...................    $425,250,000                                 $1,207,237.50(5) $343,623,668.00(5)

--------
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on December 30, 1998.
(3) Before deducting expenses, which we estimate to be $500,000.
(4) The Class M-1, Class M-2 and Class B-1 Notes will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of the sale. The proceeds to the Company from any sale of such Notes will be the purchase price paid by the purchaser, less any expenses payable by the Company and any compensation payable to any underwriter and dealer.
(5)  Class A-1 and Class A-2 Notes only.

      A note insurance policy, to be issued by Financial Security Assurance Inc., will guarantee certain payments on the Class A-1 and Class A-2 Notes at the times and to the extent described in this prospectus supplement.

      INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 15 IN THE PROSPECTUS.

                               ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      The Class A-1 and Class A-2 Notes will be delivered through the Same-Day Funds Settlement System of the Depository Trust Company on or about December 30, 1998.

      The underwriters named below will offer the Class A-1 and Class A-2 Notes to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-59 in this prospectus supplement and on page 60 in the prospectus.

                               ----------------


MERRILL LYNCH & CO.                                              LEHMAN BROTHERS

          The date of this prospectus supplement is December 16, 1998

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of the Terms of the Notes..........................................  S-4
Risk Factors............................................................... S-12
The Trust.................................................................. S-13
The Trust Property......................................................... S-14
Use of Proceeds............................................................ S-16
The Contracts.............................................................. S-16
Yield and Prepayment Considerations........................................ S-26
Green Tree Financial Corporation........................................... S-32
Description of the Notes................................................... S-33
The Note Insurer........................................................... S-51
The Note Insurance Policy.................................................. S-54
Description of the Limited Guaranty........................................ S-56
Certain Federal and State Income Tax Consequences.......................... S-57
ERISA Considerations....................................................... S-57
Experts.................................................................... S-58
Underwriting............................................................... S-59
Legal Matters.............................................................. S-60
Annex I....................................................................  A-1
                                   PROSPECTUS
Available Information......................................................    3
Reports to Securityholders.................................................    3
Incorporation of Certain Documents by Reference............................    3
Prospectus Summary ........................................................    4
Risk Factors...............................................................   15
The Trusts.................................................................   17
Green Tree Financial Corporation...........................................   19
Yield Considerations.......................................................   21
Maturity and Prepayment Considerations.....................................   21
Pool Factor................................................................   22
Use of Proceeds............................................................   23
The Notes..................................................................   23
The Certificates...........................................................   27
Certain Information Regarding the Securities...............................   29
Description of the Trust Documents.........................................   32
Description of FHA Insurance...............................................   42
Certain Legal Aspects of the Contracts; Repurchase Obligations.............   43
Certain Federal Income Tax Consequences....................................   52
Certain State Income Tax Considerations....................................   59
ERISA Considerations.......................................................   59
Legal Investment Considerations............................................   60
Ratings....................................................................   60
Underwriting...............................................................   60
Legal Matters..............................................................   62
Experts....................................................................   62

      No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the Green Tree Home Improvement and Home Equity Loan Trust 1998-F since the date hereof.

      This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation ("Green Tree" or the "Company"), about Green Tree's home equity and home improvement lending business, and about any series of certificates or notes for home improvement and home equity loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of notes. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

      If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

      No prospectus regarding these Notes has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These Notes may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase Notes or offering Notes for purchase, to any person in the United Kingdom who
(1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                       SUMMARY OF THE TERMS OF THE NOTES

     This summary highlights selected information regarding the Notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Notes, read this entire prospectus supplement and the accompanying prospectus.

     Green Tree Home Improvement and Home Equity Loan Trust 1998-F will issue the classes of securities listed in the table below.

                                    INTEREST     APPROXIMATE      MOODY'S  S&P
CLASS                                 RATE   PRINCIPAL AMOUNT (1) RATING  RATING
-----                               -------- -------------------- ------- ------
A-1 Notes..........................   6.62%      $245,280,000       Aaa    AAA
A-2 Notes..........................   6.62         99,645,000       Aaa    AAA
M-1 Notes..........................   7.43         24,075,000       Aa3     AA
M-2 Notes..........................   8.16         31,500,000        A3      A
B-1 Notes..........................   8.99         24,750,000      Baa3    BBB
B-2 Notes..........................  10.08         24,750,000       Ba1    BBB-
Certificates.......................    --                 --        --     --

-------
(1) May vary plus or minus 5%.

     Only some classes of the Notes are being offered pursuant to this prospectus supplement and the prospectus, and they are identified on the cover page of this prospectus supplement. If the Class M-1, Class M-2 and Class B-1 Notes are not sold by December 30, 1998, Green Tree will retain such Notes until such time as they are sold. Green Tree (or an affiliate) initially will retain the Class B-2 Notes, but may sell any or all of these Notes at a later date.

Issuer ....................  Green Tree Home Improvement and Home Equity Loan
                             Trust 1998-F, a Delaware business trust.

Seller and Servicer........  Green Tree Financial Corporation, 1100 Landmark
                             Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Indenture Trustee..........  U.S. Bank Trust National Association, St. Paul,
                             Minnesota, not in its individual capacity but solely as trustee under the trust indenture.

Owner Trustee..............  Wilmington Trust Company, Wilmington, Delaware,
                             not in its individual capacity but solely as owner trustee under the trust agreement.

Payment Date...............  The fifteenth day of each month (or, if that fifteenth day is not a business day, the next succeeding business day) beginning on January 15, 1999.

Record Date................  The business day just before the related payment date, beginning in January 1999.

Note Insurer and Insurance   Financial Security Assurance Inc., a New York
   Policy..................  monoline insurance company, will irrevocably and unconditionally guarantee certain payments to the indenture trustee for the benefit of the holders of the Class A-1 and Class A-2 Notes. The insurance payments, if any, made on a payment date will equal the amount by which the sum of
                             (a) the current interest payable on the Class A
                             Notes and (b) the Class A Principal Deficiency
                             Amount (the amount by which the principal balance of the Class A Notes exceeds the scheduled principal balance of the contracts) and (c) on the maturity date, the amount by which the unpaid principal balance of the Class A Notes exceeds the cash available to pay such amount on that payment date. Insurance payments will not cover deficiencies resulting from relief to debtors under the federal Soldiers' and Sailors' Civil
                             Relief Act of 1940.

Distributions on Notes.....  Distributions on the Notes on any payment date will be made primarily from amounts collected on the home improvement and home equity contracts comprising the contract pool during the prior calendar month (the "Amount Available"). On each payment date, the indenture trustee will apply the Amount Available, less certain fees to the note insurer and servicer (if other than Green
                             Tree), to make distributions of principal and interest on the Notes in the following order of priority:

                               ^  Class A-1 and Class A-2 interest;

                               ^  Class M-1 interest;

                               ^  Class M-2 interest;

                               ^  Class B-1 interest;

                               ^  Class A-1 and Class A-2 principal;

                               ^  Class M-1 principal (if due);

                               ^  Class M-2 principal (if due);

                               ^  Class B-1 principal (if due);

                               ^  Class B-2 interest; and

                               ^  Class B-2 principal (if due).

                             See "Description of the Notes--Payments on Contracts" for a detailed description of the amounts that will constitute the Amount Available for any payment date.

A. Interest on the Class
   A, Class M and Class B-
   1 Notes.................  After payment to the note insurer of its monthly premium, interest will be payable first to the Class A-1 and Class A-2 Notes concurrently, then to the Class M-1 Notes, then to the Class M-2 Notes and then to the Class B-1 Notes, to the extent of the Amount Available. See "Description of the Notes--Distributions on the Notes" and "-- Losses on Liquidated Contracts" for a more detailed description of the calculation of interest payable on the Notes.

B. Principal on the Class
   A and Class M Notes.....
                             After paying interest due on the Notes described above, the indenture trustee will then apply the remaining Amount Available to pay principal on the Class A Notes, pay any reimbursement amount due to the note insurer and then pay principal on the Class M Notes. For purposes of determining the amount of principal due on the Class A Notes, the contract pool will be divided into Group 1 Contracts and Group 2 Contracts. A senior percentage will be calculated on each payment date for the purpose of determining the amount of the principal payments, which are payable in the following priority:

                               ^ Concurrently, to the Class A-1 and Class A-2 Notes, until they are retired. The Class A-1 Notes will be entitled to receive the senior percentage of scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 1 Contracts. The Class A-2 Notes will be entitled to receive the senior percentage of scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 2 Contracts. If either the Class A-1 Notes or the Class A-2 Notes are retired, the remaining class will be entitled to receive the senior percentage of such payments and recoveries on the Group 1 and Group 2 Contracts.

                               ^ Following retirement of the Class A Notes and after reimbursements, if any, are made to the note insurer, to the Class M-1 Notes until retired, the senior percentage of scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 1 and Group 2 Contracts.

                               ^  Following retirement of the Class A and
                                  Class M-1 Notes, to the Class M-2 Notes
                                  until retired, the senior percentage of
                                  scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 1 and Group 2 Contracts.

C. Principal on the Class    The indenture trustee will pay principal on the
   B-1 Notes...............  Class B-1 Notes from the Amount Available remaining after the payments described above, in an amount equal to a percentage of the scheduled
                             (whether or not collected) and unscheduled principal payments and other recoveries on the Group 1 and Group 2 Contracts. Prior to the payment date in January 2003, the percentage will be zero. Thereafter, if delinquencies, defaults and losses on the Contracts remain below certain thresholds and the ratio of the aggregate outstanding principal balance of the Class B
                             Notes to the total outstanding balance of the contract pool has become at least 22%, the percentage will generally equal such ratio. See
                             "Description of the Notes--Distributions on the Notes" for a more detailed description of the calculation of principal payable on the Notes.

D. Interest on the Class     After paying the amounts of interest and
B-2 Notes .................  principal due on the other Notes described above, the indenture trustee will then apply the remaining Amount Available to pay interest on the Class B-2 Notes.

E. Principal on the Class    After paying the amounts of interest and
B-2 Notes .................  principal due on the Notes described above, the indenture trustee will then apply the remaining
                             Amount Available to pay principal due on the Class B-2 Notes. In general, principal will not be payable on the Class B-2 Notes until the Class
                             B-1 Notes have been retired and if the same thresholds and ratios applicable to the Class B-1
                             Notes are met. If that has occurred, the Class B-
                             2 Notes will generally be entitled to receive principal in an amount equal to a percentage of the scheduled (whether or not collected) and unscheduled principal payments and other recoveries on the Group 1 and Group 2 Contracts.
                             The principal balance of the Class B-2 Notes will generally not be reduced below $2,250,000 until the Class A, Class M and Class B-1 Notes have been paid in full.

F. Supplementary Principal
  Distribution ............
                             If certain cumulative loss triggers are exceeded, the Class A-1 and Class A-2 Notes will get an additional payment of principal to the extent of the Amount Available remaining after the above distributions are made and the servicer is paid its fee.

Class B-2 Limited            Green Tree will guarantee payment of interest and
Guaranty...................  principal on the Class B-2 Notes. The Class B-2
                             Limited Guaranty is of no benefit to any other class of Notes and will be an unsecured general obligation of Green Tree unsupported by any letter of credit or other credit enhancement. See
                             "Description of the Class B-2 Limited Guaranty" for a complete description of Green Tree's obligation under the Class B-2 Limited Guaranty.

Subordination of Class M
and Class B Notes..........
                             The Class M Notes and Class B Notes will be subordinate to the Class A Notes in payment of both interest and principal:

                               ^  interest on the Class A Notes and Class M
                                  Notes will be payable before interest on the Class B Notes;

                               ^ the Class M Notes are entitled to principal distributions only after all the Class A Notes are paid in full; and

                               ^ The Class B Notes are entitled to principal distributions on or after the payment date in January 2003 and if certain tests are met, or after all the Class A and Class M Notes are paid in full.

                             This subordination feature increases the possibility that the Class A Notes will be paid in full but the Class M and Class B Notes will not. See "Description of the Notes--Distributions on the Notes" for a more detailed description of the manner and order of priority of distributions on the Notes.

                             In addition, in the event of severe losses and delinquencies on the Contracts, those losses will first be imposed on the Class B-2 Notes, and then on the Class B-1 Notes, and so on through classes of increasing seniority. See "Description of the Notes--Losses on Liquidated Contracts" for a more detailed description of the allocation of losses on the Contracts.

The Contracts..............  The contract pool will include conventional home improvement contracts and promissory notes and home equity loans. These contracts will be divided into two groups, Group 1 and Group 2. Group 1 will not include any contracts secured by a first priority lien on the related mortgaged property with an original principal balance in excess of $227,150, or any contracts secured by a junior priority lien on the related mortgaged property with an original principal balance in excess of 50% of the original principal balance of the related senior liens. Group 2 will include some contracts with original principal balances that exceed the foregoing amounts. The contracts are divided into Group 1 and Group 2 solely for the purpose of calculating the respective amounts of principal to which the Class A-1 and Class A-2 Notes are entitled. Actual payments received from both Group 1 and Group 2 will be used to make payments of interest and principal on each class of Notes.

A. Group 1 Contracts.......  With respect to the Group 1 Contracts (as of the
                             Cut-off Date):

                               ^  all are conventional (not FHA-insured)
                                  contracts;

                               ^ 6,513 are home improvement contracts and 7,906 are home equity loans;

                               ^ all are secured by a lien on the related real property;

                               ^ the related properties are located in 48 states and the District of Columbia;

                               ^  the interest rates range from 6.99% to
                                  20.14%, with a weighted average of 14.15%;

                               ^  the weighted average term to scheduled
                                  maturity, as of their dates of origination, was 225 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 221 months; and

                               ^ the latest scheduled maturity date was in
                                 November 2028.

                             See "The Contracts--Group 1 Contracts" for a more detailed description of the Group 1 Contracts.

B. Group 2 Contracts.......  This prospectus supplement provides information regarding a portion of the Group 2 Contracts, representing about 79% of all the Group 2 Contracts. Green Tree will transfer the remainder of the Group 2 Contracts to the Trust on the Closing Date.

                             With respect to the initial Group 2 Contracts (as of the Cut-off Date):

                               ^ all are conventional (not FHA-insured)
                                 contracts;

                               ^ 2,196 are home improvement contracts and
                                 1,637 are home equity loans;

                               ^ all are secured by a lien on the related real
                                 property;

                               ^ the related properties are located in 48
                                 states and the District of Columbia;

                               ^ the interest rates range from 7.99% to
                                 19.64%, with a weighted average of 13.76%;

                               ^ the weighted average term to scheduled
                                 maturity, as of their dates of origination, was 232 months, and the weighted average term to scheduled maturity, as of the Cut-off Date, was 228 months; and

                               ^ the latest scheduled maturity date was in
                                 December 2023.

                             See "The Contracts--Group 2 Contracts" for a more detailed description of the initial Group 2 Contracts.

Repurchase Obligations.....  Green Tree will make representations and warranties about the Contracts when it transfers them to the Trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the Noteholders or the note insurer, then Green Tree must, within 90 days, either (i) cure the breach or (ii) repurchase the defective Contracts. See "Description of the Notes--Conveyance of Contracts" herein and in the prospectus for a more complete description of Green Tree's representations and warranties about the Contracts and its repurchase obligation.

Repurchase Option..........  After the scheduled principal balance of the
                             Contracts is less than 10% of the aggregate principal balance of the Contracts as of the Cut-off Date, Green Tree will have the option to purchase all of the outstanding Contracts, provided that all amounts owed to the note insurer are paid in full. The note insurer has a similar right to purchase the Contracts. See "Description of the Notes--Repurchase Option" in this prospectus supplement and in the prospectus for a more detailed description of the terms of this repurchase option.

Tax Status.................  In the opinion of counsel to Green Tree, for federal and Minnesota income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. See "Certain Federal Income Tax Consequences" herein and in the prospectus for a more detailed description of the federal income tax consequences of an investment in the Notes.

ERISA Considerations.......  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of Notes by or on behalf of a Benefit Plan will not cause the assets of the Trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, that otherwise would possibly be applicable. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of such regulation. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment             The Notes will not constitute "mortgage related
Considerations.............  securities" for purposes of the Secondary
                             Mortgage Market Enhancement Act of 1984 ("SMMEA") because a number of the Contracts are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the Notes.

Ratings....................  The Notes will not be issued and sold unless
                             Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), have assigned the ratings specified on page S-4 (or better) to the Notes.

                             The rating of each class of Notes by Moody's and S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             The ratings of the Class A-1 and Class A-2 Notes are based primarily on the creditworthiness of the note insurer. Any reduction in a rating of the claims-paying ability of the note insurer may result in a similar reduction in the ratings of the Class A-1 and Class A-2 Notes.

                             The ratings of the Class B-2 Notes are based in part on an assessment of the Company's ability to make payments under the Class B-2 Limited Guaranty. Any reduction in the rating of the Company's debt securities may result in a similar reduction in the ratings of the Class B-2 Notes.

                             Green Tree's senior debt securities were recently downgraded by Moody's to "Bal".

                             Green Tree has not requested a rating of the Notes from any rating agencies other than Moody's and S&P. You cannot assume that no other rating agency will assign a rating to any of these Notes, nor can you assume what any such rating, if issued, would be.

                                  RISK FACTORS

      Consider the following risk factors in deciding whether to purchase Notes. More risk factors, applicable to any series of notes like these, are printed in the prospectus, and you should consider those risk factors also.

      High Loan-to-Value Ratio Loans. The Contracts were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and were underwritten with an emphasis on the creditworthiness of the borrowers. If the Contracts go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property has increased or the principal amount of the related senior liens has been reduced to the point where the value of the property, less any related foreclosure costs, is greater than the principal amount of the related senior liens. To the extent that any losses are incurred on any of the Contracts that are not covered by the credit enhancement described herein, the holders of the Notes will bear all risk of such losses resulting from defaults by borrowers.

      Servicing High Loan-to-Value Ratio Loans. The servicing of high loan-to-value ratio loans such as the Contracts requires special skill and diligence and requires more attention to each account and earlier and more frequent contact with borrowers in default. Green Tree has no historical loss or delinquency data with respect to high loan-to-value contracts that may be referred to for estimating the future delinquency and loss experience on the Contracts. Green Tree has not included its historical delinquency and loan loss and liquidation experience with home improvement contracts and home equity loans because such information is not a meaningful predictor of the performance of the pool of Contracts.

      Truth-in-Lending Considerations. It is likely that some Contracts included in the pool will be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"). The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of such a loan (such as the Trust) to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. The return on your investment will depend largely on the performance of the home equity loans contained in the contract pool. If the Company is found to have violated the provisions of the Home Protection Act with respect to any home equity loan that is subject to the Home Protection Act, the Trust may be unable to collect on that loan. The Company would, however, be obligated to repurchase that loan because of the breach of its representation and warranty.

      Variations in Contract Characteristics. This prospectus supplement provides information regarding only a portion of the Group 2 Contracts that will be transferred to the Trust. The subsequent Group 2 Contracts will have characteristics that differ somewhat from the Group 2 Contracts described herein. All of the subsequent Contracts will be transferred to the Trust on the closing date and must satisfy various criteria specified in the Sale and Servicing Agreement. If you purchase a Note, you must not assume that the characteristics of the Contract pool will be identical to the characteristics of the Contracts disclosed in this prospectus supplement. Current Reports on Form 8-K will be filed following the purchase of Contracts by the Trust on the closing date. The report will include the same type of information regarding the entire contract pool as this prospectus supplement contains with respect to the first group of Contracts.

      Risk Associated with the Note Insurer. If the note insurer is unable to meet its obligations under the note insurance policy, then holders of the Class A-1 and Class A-2 Notes could suffer a loss in their investments. In addition, a reduction in the claims-paying ability of the note insurer may result in a similar reduction in the ratings of the Class A-1 and Class A-2 Notes.

                                   THE TRUST

      The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

      Green Tree Home Improvement and Home Equity Loan Trust 1998-F (the "Issuer" or the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The Trust will be capitalized with the proceeds of the initial sale of the Notes, which will be used by the Trust to purchase the Contracts from Green Tree pursuant to the Sale and Servicing Agreement between Green Tree and the Indenture Trustee (the "Sale and Servicing Agreement").

      The Trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

      The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes had taken place on such date:

      Class A-1 Notes.............................................. $245,280,000
      Class A-2 Notes.............................................. $ 99,645,000
      Class M-1 Notes.............................................. $ 24,075,000
      Class M-2 Notes.............................................. $ 31,500,000
      Class B-1 Notes.............................................. $ 24,750,000
      Class B-2 Notes.............................................. $ 24,750,000
                                                                    ------------
        Total...................................................... $450,000,000
                                                                    ============

THE OWNER TRUSTEE

      Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                               THE TRUST PROPERTY

      The Trust Property will include, among other things, (i) a pool of conventional home improvement contracts and promissory notes ("Home Improvement Contracts") and home equity loans ("Home Equity Contracts", together with the Home Improvement Contracts, the "Contracts"); (ii) the mortgage, deed of trust or security deed granted by or on behalf of the related obligor with respect thereto, including the lien on the related real property, (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the obligor describing any collateral securing such Contract, (iv) all rights the Company may have against the originator of the Contract if other than the Company, (v) all rights under hazard insurance, if applicable, on the property described in the Contract, (vi) all rights in any title insurance policy with respect to a Contract, (vii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, (viii) all records in respect of such Contract, and (ix) the note insurance policy issued by Financial Security Assurance Inc. (the "Note Insurer") for the benefit of the Class A Noteholders. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

      In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota to give notice of the Trust's ownership of the Contracts and the related Trust Property.

      Pursuant to the Indenture, the Trust will grant a security interest in favor of the Indenture Trustee and the Note Insurer in the Trust Property, the rights of the Trust under the Sale and Servicing Agreement (including the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Noteholders), and the Collection Account and Note Distribution Account (as defined below). Any proceeds of such property will be distributed according to the Indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

      The Indenture Trustee or its custodian will hold each original Contract, as well as copies of documents and instruments relating to such Contract and evidencing the security interest in the real property securing such Contract (the "Contract Files").

      Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at an Eligible Institution (as defined below) (initially U.S. Bank National Association, Minneapolis, Minnesota) in the name of the Indenture Trustee (the "Collection Account"), no later than one business day after receipt. The Indenture Trustee will, on the fifteenth day of each month (or, if such day is not a business day, the next succeeding business day) (each a "Payment Date"), deposit funds from the Collection Account into a distribution account (the "Note Distribution Account"). Payments on deposit in the Note Distribution Account will be applied on each Payment Date to make the distributions to the Noteholders as of the immediately preceding Record Date as described under "Description of the Notes--Distributions on the Notes" herein and to pay certain monthly fees to the Servicer as compensation for its servicing of the Contracts (the "Monthly Servicing Fee" and premiums and other payments to the Note Insurer).

      Following the transfer of the Contracts from the Company to the Trust, the obligations of the Company are limited to (a) its obligations as Servicer to service the Contracts, (b) certain representations and warranties in the Sale and Servicing Agreement as described under "Description of the Notes-- Conveyance of Contracts" herein, (c) certain indemnities and fees and (d) the Class B-2 Limited Guaranty. The Company is obligated under the Sale and Servicing Agreement to repurchase at the Repurchase Price (as defined herein), any Contract on the first Payment Date which is more than 90 days after the Company becomes aware, or the Company receives written notice from the Indenture Trustee or the Note Insurer, of any breach of any such representation and warranty in the Sale and Servicing Agreement that materially and adversely affects the Noteholders' or Note Insurer's interest in such Contract if such breach has not been cured prior to such date. The Sale and Servicing Agreement also provides that the Company has certain obligations to repurchase Contracts and to indemnify the Indenture Trustee, Noteholders and the Note Insurer with respect to certain other matters. The Company is obligated to indemnify the Note Insurer for certain matters under the Note Insurance Policy. The Company is also obligated to pay certain fees of the Owner Trustee and Indenture Trustee.

                                USE OF PROCEEDS

      The Company will use the net proceeds received from the sale of the Notes for working capital and general corporate purposes, including building a portfolio of home improvement contracts and home equity loans, providing warehouse financing for the purchase of contracts and loans and other costs of maintaining such contracts and loans until they are pooled and sold to other investors.

                                 THE CONTRACTS

GENERAL

      The Contract Pool will consist of Home Improvement Contracts and Home Equity Contracts, and will be divided into Group 1 and Group 2. Group 1 will not include any Contracts secured by a first priority lien on the related mortgaged property with an original principal balance in excess of $227,150, or any Contracts secured by a junior lien on the related mortgaged property with an original principal balance in excess of 50% of the original principal balance of the related senior liens, as applicable. Group 2 will include some Contracts with original principal balances that exceed the foregoing amounts. The Contracts are divided into Group 1 and Group 2 solely for the purpose of calculating the respective amounts of principal to which the Class A-1 and Class A-2 Notes are entitled. Actual payments received from both Group 1 and Group 2 will be used to make payments of interest and principal on each Class of Notes.

HOME IMPROVEMENT CONTRACTS

      This Prospectus Supplement contains information regarding certain Home Improvement Contracts, which will represent approximately 90% of all Home Improvement Contracts by aggregate principal balance as of the Cut-off Date, and which consist of home improvement contracts and promissory notes originated through November 18, 1998 (the "Initial Home Improvement Contracts"). The information for the Initial Home Improvement Contract is as of the Cut-off Date for such Contracts. The remaining Home Improvement Contracts will be purchased by the Trust on the Closing Date.

      The Initial Home Improvement Contracts have an aggregate principal balance as of the Cut-off Date of $245,258,322.21. Each Home Improvement Contract is a home improvement contract originated by a Company-approved home improvement contractor and purchased by the Company, or a home improvement promissory note originated by the Company directly. The primary loan purpose of the Initial Home Improvement Contracts is debt consolidation. Each Home Improvement Contract is secured by a lien on the related real estate, which consists of a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Company-approved park. Substantially all of the liens are second or third liens.

      The Home Improvement Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. A detailed listing of the Home Improvement Contracts is appended to the Sale and Servicing Agreement. All of the Home Improvement Contracts are conventional contracts, meaning they are not FHA-insured. Each of the Initial Home Improvement Contracts has a Contract Rate of at least 7.99% per annum and not more than 18.99% and the weighted average of the Contract Rates of the Initial Home Improvement Contracts as of the Cut-off Date is 12.98%. As of the Cut-off Date, the Initial Home Improvement Contracts had remaining maturities of at least 17 months but not more than 300 months and original maturities of at least 24 months but not more than 300 months. The Initial Home Improvement Contracts had a weighted average term to scheduled maturity, as of origination, of 235 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 232 months. The average principal balance per Initial Home Improvement Contract as of the Cut-off Date was $28,161.48 and the principal balances on the Initial Home Improvement Contracts as of the Cut-off Date ranged from $2,466.33 to $139,199.09. The Initial Home Improvement Contracts arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 13.20% of the Initial Home Improvement Contracts were secured by real property located in California, 9.30% in New York, 6.11% in Virginia, 5.93% in Florida, 5.59% in New Jersey and 5.53% in Pennsylvania. No other state represented 5% or more of the aggregate principal balance as of the Cut-off Date of the Initial Home Improvement Contracts. Substantially none of the Initial Home Improvement Contracts provide for recourse to the originating contractor in the event of a default by the obligor.

HOME EQUITY CONTRACTS

      The following summary information about the Home Equity Contracts is as of the Cut-off Date for such Contracts.

      The Home Equity Contracts have an aggregate principal balance of $177,579,883.43. Each Home Equity Contract is a closed-end home equity loan originated by the Company or by a Company-approved correspondent lender and purchased by the Company. Approximately 73.3% of the Home Equity Contracts by principal balance are for the primary purpose of debt consolidation. Each Home Equity Contract is secured by a lien on the related real estate, substantially all of which are second or third liens.

      The Home Equity Contracts will be originated or acquired by the Company in the ordinary course of the Company's business. All of the Home Equity Contracts are conventional contracts, meaning they are not FHA-insured. Each of the Home Equity Contracts has a Contract Rate of at least 6.99% per annum and not more than 20.14% and the weighted average of the Contract Rates of the Initial Home Equity Contracts as of the Cut-off Date is 15.53%. As of the Cut-off Date, the Home Equity Contracts had remaining maturities of at least 35 months but not more than 360 months and original maturities of at least 36 months but not more than 360 months. The Home Equity Contracts had a weighted average term to scheduled maturity, as of origination, of 215 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 211 months. The average principal balance per Home Equity Contract as of the Cut-off Date was $18,608.39 and the principal balances on the Initial Home Equity Contracts as of the Cut-off Date ranged from $699.63 to $49,999.68. The Home Equity Contracts arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 8.28% of the Home Equity Contracts were secured by real property located in California, 6.91% in Florida and 6.78% in Illinois. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Home Equity Contracts.

GROUP 1 CONTRACTS

      Set forth below is a description of certain characteristics of the Group 1 Contracts. The Group 1 Contracts consist of Home Improvement Contracts and Home Equity Contracts.

      The weighted average of the Contract Rates of the Group 1 Contracts as of the Cut-off Date is 14.15%. As of the Cut-off Date, the Group 1 Contracts had remaining maturities of at least 17 months but not more than 360 months and original maturities of at least 24 months but not more than 360 months. The Group 1 Contracts had a weighted average term to scheduled maturity, as of origination, of 225 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 221 months. The average principal balance per Group 1 Contract as of the Cut-off Date was $22,192.94 and the principal balances on the Group 1 Contracts as of the Cut-off Date ranged from $699.63 to $98,182.78. The Group 1 Contracts arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 12.07% of the Group 1 Contracts were secured by real property located in California, 7.01% in New York, 6.10% in Florida, 5.88% in Illinois and 5.25% in Virginia. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Group 1 Contracts.

                       CONTRACT RATES--GROUP 1 CONTRACTS

                              NUMBER OF                      % OF GROUP 1 CONTRACTS BY
                              CONTRACTS  AGGREGATE PRINCIPAL   OUTSTANDING PRINCIPAL
     RANGE OF CONTRACTS       AS OF CUT- BALANCE OUTSTANDING       BALANCE AS OF
      BY CONTRACT RATE         OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
     ------------------       ---------- ------------------- -------------------------
Less than 9.001%............        16     $    533,704.82               .17%
From  9.001%--10.000%.......       440       15,960,307.52              4.99
From 10.001%--11.000%.......       810       26,721,078.48              8.35
From 11.001%--12.000%.......       892       26,761,816.56              8.36
From 12.001%--13.000%.......       994       25,045,683.83              7.83
From 13.001%--14.000%.......     1,908       48,068,640.65             15.02
From 14.001%--15.000%.......     2,654       60,281,051.94             18.84
From 15.001%--16.000%.......     3,170       60,678,022.73             18.96
From 16.001%--17.000%.......     2,213       36,572,778.92             11.43
Greater than 17.000%........     1,322       19,376,915.55              6.06
                                ------     ---------------            ------
    Total...................    14,419     $320,000,001.00            100.00%
                                ======     ===============            ======

               DISTRIBUTION OF CURRENT BALANCE--GROUP 1 CONTRACTS

                                                                   % OF GROUP 1
                                                                    CONTRACTS BY
                                                               OUTSTANDING PRINCIPAL
                              NUMBER OF  AGGREGATE PRINCIPAL       BALANCE AS OF
CURRENT BALANCE (IN DOLLARS)  CONTRACTS  BALANCE OUTSTANDING       CUT-OFF DATE
----------------------------  ---------- ------------------- -------------------------
Less than$ 10,000.00........     1,372     $ 12,845,859.52              4.01%
$ 10,000.00--$ 19,999.99....     6,183       93,535,753.49             29.23
$ 20,000.00--$ 29,999.99....     3,857       95,051,659.46             29.70
$ 30,000.00--$ 39,999.99....     1,785       61,806,203.40             19.31
$ 40,000.00--$ 49,999.99....       924       40,327,130.19             12.60
$ 50,000.00--$ 59,999.99....       244       12,713,514.11              3.97
Greater than $ 59,999.99....        54        3,719,880.83              1.16
                                ------     ---------------            ------
    Total...................    14,419     $320,000,001.00            100.00%
                                ======     ===============            ======

          DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--GROUP 1 CONTRACTS

                                                                   % OF GROUP 1
                              NUMBER OF                             CONTRACTS BY
                              CONTRACTS  AGGREGATE PRINCIPAL   OUTSTANDING PRINCIPAL
     ORIGINAL CONTRACT        AS OF CUT- BALANCE OUTSTANDING       BALANCE AS OF
    AMOUNT (IN DOLLARS)        OFF DATE  AS OF CUT-OFF DATE        CUT-OFF DATE
    -------------------       ---------- ------------------- -------------------------
Less than$ 10,000.00........       287     $  2,198,814.14               .69%
Between$ 10,000.00--
 $ 19,999.99................     6,609       91,238,418.37             28.51
Between$ 20,000.00--
 $ 29,999.99................     4,235       99,690,008.03             31.15
Between$ 30,000.00--
 $ 39,999.99................     1,962       65,999,170.36             20.62
Between$ 40,000.00--
 $ 49,999.99................       994       42,768,321.66             13.37
Between$ 50,000.00--
 $ 59,999.99................       278       14,385,387.61              4.50
Greater than $59,999.99.....        54        3,719,880.83              1.16
                                ------     ---------------            ------
    Total...................    14,419     $320,000,001.00            100.00%
                                ======     ===============            ======

                REMAINING MONTHS TO MATURITY--GROUP 1 CONTRACTS

                                                              % OF GROUP 1
                           NUMBER OF                          CONTRACTS BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
  1--60...................      253     $  3,366,060.50            1.05%
 61--120..................    2,145       36,574,268.11           11.43
121--180..................    3,564       76,431,729.33           23.88
181--240..................    5,879      119,756,443.73           37.42
241--300..................    2,570       83,625,593.09           26.13
301--360..................        8          245,906.24             .08
                             ------     ---------------          ------
    Total.................   14,419     $320,000,001.00          100.00%
                             ======     ===============          ======

                  MONTHS SINCE ORIGINATION--GROUP 1 CONTRACTS

                                                              % OF GROUP 1
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
MONTHS SINCE ORIGINATION    OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
------------------------   ---------- ------------------- ---------------------
Less than 4...............    5,258     $114,725,094.61           35.85%
From 4--6.................    4,859      107,574,705.30           33.62
From 7--12................    4,172       94,500,973.30           29.53
Greater than 12...........      130        3,199,227.79            1.00
                             ------     ---------------          ------
    Total.................   14,419     $320,000,001.00          100.00%
                             ======     ===============          ======

      GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--GROUP 1 CONTRACTS

                                                                             % OF GROUP 1
                                          % OF GROUP 1                       CONTRACTS BY
                                           CONTRACTS     AGGREGATE PRINCIPAL  OUTSTANDING
                            NUMBER OF     BY NUMBER OF         BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................        481            3.34%       $  9,815,850.45        3.07%
Arizona.................        449            3.11          12,790,581.08        4.00
Arkansas................         67             .46           1,183,166.42         .37
California..............      1,219            8.45          38,630,128.27       12.07
Colorado................        260            1.80           5,844,038.74        1.83
Connecticut.............        290            2.01           7,028,175.40        2.20
Delaware................         94             .65           2,118,597.50         .66
District of Columbia....          9             .06             206,324.74         .06
Florida.................        884            6.13          19,510,872.46        6.10
Georgia.................        395            2.74           8,040,626.73        2.51
Idaho...................         69             .48           1,318,839.51         .41
Illinois................        910            6.31          18,827,176.90        5.88
Indiana.................        328            2.27           5,873,034.93        1.84
Iowa....................        250            1.73           3,903,003.91        1.22
Kansas..................        335            2.32           5,309,551.81        1.66
Kentucky................        128             .89           2,376,818.51         .74
Louisiana...............        165            1.14           2,748,633.77         .86
Maine...................         74             .51           1,692,472.33         .53
Maryland................        289            2.00           6,769,027.99        2.12
Massachusetts...........        249            1.73           5,875,590.45        1.84
Michigan................        545            3.78          10,162,104.48        3.18
Minnesota...............        367            2.55           7,500,323.09        2.34
Mississippi.............        131             .91           2,329,794.56         .73
Missouri................        589            4.08           9,784,528.69        3.06
Montana.................         27             .19             558,528.38         .17
Nebraska................        130             .90           2,173,968.95         .68
Nevada..................        206            1.43           5,748,771.98        1.80
New Hampshire...........         61             .42           1,495,340.63         .47
New Jersey..............        479            3.32          13,128,711.12        4.10
New Mexico..............         86             .60           1,786,408.08         .56
New York................        942            6.53          22,432,483.96        7.01
North Carolina..........        409            2.84           7,785,546.18        2.43
North Dakota............         37             .26             620,165.79         .19
Ohio....................        483            3.35           9,359,020.25        2.92
Oklahoma................        130             .90           2,455,614.73         .77
Oregon..................        109             .76           2,539,578.05         .79
Pennsylvania............        646            4.38          14,002,454.46        4.38
Rhode Island............         60             .42           1,335,805.89         .42
South Carolina..........        290            2.01           5,428,081.83        1.70
South Dakota............         53             .37             923,315.38         .29
Tennessee...............        202            1.40           3,835,823.25        1.20
Texas...................         30             .21             609,218.72         .19
Utah....................         85             .59           1,883,305.45         .59
Vermont.................         10             .07             246,182.32         .07
Virginia................        709            4.92          16,792,876.31        5.25
Washington..............        382            2.65           9,998,559.52        3.12
West Virginia...........         60             .42           1,207,227.86         .38
Wisconsin...............        177            1.23           3,230,583.61        1.01
Wyoming.................         39             .27             783,165.58         .24
                             ------          ------        ---------------      ------
Total...................     14,419          100.00%       $320,000,001.00      100.00%
                             ======          ======        ===============      ======

                        CREDIT SCORES--GROUP 1 CONTRACTS

                                                             % OF GROUP 1
                          NUMBER OF                          CONTRACTS BY
                          CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                          AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
RANGE OF SCORES            OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
---------------           ---------- ------------------- ---------------------
Less Than 551............      462     $  8,277,783.60            2.59%
From 551--600............    1,695       32,853,020.76           10.27
From 601--650............    6,382      139,297,090.39           43.53
From 651--700............    4,379      101,837,557.99           31.82
From 701--750............    1,240       31,286,029.26            9.78
Greater Than 750.........      261        6,448,519.00            2.02
                            ------     ---------------          ------
    Total................   14,419     $320,000,001.00          100.00%
                            ======     ===============          ======

                    DEBT TO INCOME RATIO--GROUP 1 CONTRACTS

                                                             % OF GROUP 1
                          NUMBER OF                          CONTRACTS BY
                          CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
RANGE OF DEBT TO INCOME   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
RATIOS                     OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-----------------------   ---------- ------------------- ---------------------
Less Than 10.01%.........      746     $ 12,572,851.40            3.93%
From 10.01%-15.00%.......      211        3,566,756.32            1.11
From 15.01%-20.00%.......      374        6,301,860.35            1.97
From 20.01%-25.00%.......      773       15,479,642.89            4.84
From 25.01%-30.00%.......    1,344       29,274,900.44            9.15
From 30.01%-35.00%.......    2,084       47,504,546.39           14.85
From 35.01%-40.00%.......    2,609       59,887,956.92           18.71
From 40.01%-45.00%.......    3,087       70,791,511.64           22.12
From 45.01%-50.00%.......    2,069       48,881,923.16           15.28
Greater than 50.00%......    1,122       25,738,051.49            8.04
                            ------     ---------------          ------
    Total................   14,419     $320,000,001.00          100.00%
                            ======     ===============          ======

GROUP 2 CONTRACTS

      The weighted average of the Contract Rates of the Initial Group 2 Contracts as of the Cut-off Date is 13.76%. As of the Cut-off Date, the Initial Group 2 Contracts had remaining maturities of at least 32 months but not more than 300 months and original maturities of at least 36 months but not more than 300 months. The Initial Group 2 Contracts had a weighted average term to scheduled maturity, as of origination, of 232 months, and a weighted average term to scheduled maturity, as of the Cut-off Date, of 228 months. The average principal balance per Initial Group 2 Contract as of the Cut-off Date was $26,829.69 and the principal balances on the Initial Group 2 Contracts as of the Cut-off Date ranged from $2,577.94 to $139,199.09. The Initial Group 2 Contracts arise from loans relating to real property located in 48 states and the District of Columbia. By principal balance as of the Cut-off Date, approximately 8.31% of the Initial Group 2 Contracts were secured by real property located in New York, 8.20% in California, 7.11% in Florida and 6.14% in Pennsylvania. No other state represented 5% or more of the Cut-off Date Pool Principal Balance of the Initial Group 2 Contracts.

      Set forth below is a description of certain characteristics of the Group 2 Contracts. The Group 2 Contracts consist of Home Improvement Contracts and Home Equity Contracts.

                   CONTRACT RATES--INITIAL GROUP 2 CONTRACTS

                                                          % OF INITIAL GROUP 2
                           NUMBER OF                          CONTRACTS BY
RANGE OF                   CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
CONTRACTS                  AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
BY CONTRACT RATE            OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
----------------           ---------- ------------------- ---------------------
Less than 9.001%..........       9     $     297,718.99             .29%
From  9.001%--10.000%.....     120         4,819,982.85            4.69
From 10.001%--11.000%.....     239         8,702,740.15            8.46
From 11.001%--12.000%.....     326        11,280,005.31           10.97
From 12.001%--13.000%.....     377        11,690,437.47           11.37
From 13.001%--14.000%.....     704        20,870,418.73           20.29
From 14.001%--15.000%.....     705        19,391,364.86           18.86
From 15.001%--16.000%.....     684        14,502,779.34           14.10
From 16.001%--17.000%.....     432         7,596,967.83            7.39
Over 17.000%..............     237         3,685,789.11            3.58
                             -----     ----------------          ------
    Total.................   3,833     $ 102,838,204.64          100.00%
                             =====     ================          ======

           DISTRIBUTION OF CURRENT BALANCE--INITIAL GROUP 2 CONTRACTS

                                                              % OF INITIAL GROUP 2
                                                                  CONTRACTS BY
                                                                  OUTSTANDING
                                                              PRINCIPAL BALANCE AS
                                NUMBER OF AGGREGATE PRINCIPAL          OF
CURRENT BALANCE (IN DOLLARS)    CONTRACTS BALANCE OUTSTANDING     CUT-OFF DATE
----------------------------    --------- ------------------- --------------------
Less than $10,000.00...........     190     $  1,764,974.86            1.72%
Between $10,000.00--
 $19,999.99....................   1,173       18,009,550.17           17.51
Between $20,000.00--
 $29,999.99....................   1,060       26,508,089.20           25.78
Between $30,000.00--
 $39,999.99....................     803       28,111,539.08           27.34
Between $40,000.00--
 $49,999.99....................     467       20,487,722.20           19.92
Between $50,000.00--
 $59,999.99....................     112        5,808,409.31            5.65
Greater than $59,999.99........      28        2,147,919.82            2.09
                                  -----     ---------------          ------
    Total......................   3,833     $102,838,204.64          100.00%
                                  =====     ===============          ======

      DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS--INITIAL GROUP 2 CONTRACTS

                                                              % OF INITIAL
                           NUMBER OF                      GROUP 2 CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    ORIGINAL CONTRACT      AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
   AMOUNT (IN DOLLARS)      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
Less Than $10,000.00.....       38      $    276,867.09             .27%
Between$10,000.00--
 $19,999.99..............    1,216        17,346,670.19           16.87
Between$20,000.00--
 $29,999.99..............    1,094        26,427,737.51           25.70
Between$30,000.00--
 $39,999.99..............      802        27,354,787.22           26.60
Between$40,000.00--
 $49,999.99..............      520        22,371,586.97           21.75
Between$50,000.00--
 $59,999.99..............      135         6,912,635.84            6.72
Greater than $59,999.99..       28         2,147,919.82            2.09
                             -----      ---------------          ------
Total....................    3,833      $102,838,204.64          100.00%
                             =====      ===============          ======

            REMAINING MONTHS TO MATURITY--INITIAL GROUP 2 CONTRACTS

                                                          % OF INITIAL GROUP 2
                           NUMBER OF                          CONTRACTS BY
   MONTHS REMAINING TO     CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
    SCHEDULED MATURITY     AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
    AS OF CUT-OFF DATE      OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
   -------------------     ---------- ------------------- ---------------------
  1-- 60..................      47      $    606,884.02             .59%
 61--120..................     486         9,973,133.77            9.70
121--180..................     942        24,502,400.25           23.83
181--240..................   1,429        34,750,034.79           33.79
241--300..................     929        33,005,751.81           32.09
                             -----      ---------------          ------
    Total.................   3,833      $102,838,204.64          100.00%
                             =====      ===============          ======

              MONTHS SINCE ORIGINATION--INITIAL GROUP 2 CONTRACTS

                                                              % OF INITIAL
                           NUMBER OF                      GROUP 2 CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
MONTHS SINCE ORIGINATION    OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
------------------------   ---------- ------------------- ---------------------
Less than 4...............   1,377      $ 36,423,773.02           35.42%
From 4--6.................   1,330        35,781,933.76           34.79
From 7--12................   1,068        28,820,033.53           28.02
Greater than 12...........      58         1,812,464.33            1.76
                             -----      ---------------          ------
    Total.................   3,833      $102,838,204.64          100.00%
                             =====      ===============          ======

  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES--INITIAL GROUP 2 CONTRACTS

                                                                             % OF INITIAL
                                          % OF INITIAL                          GROUP 2
                                             GROUP 2                         CONTRACTS BY
                                            CONTRACTS    AGGREGATE PRINCIPAL  OUTSTANDING
                            NUMBER OF     BY NUMBER OF         BALANCE         PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS    OUTSTANDING AS OF  BALANCE AS OF
                          CUT-OFF DATE   OF CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
                         --------------- --------------- ------------------- -------------
Alabama.................        133            3.47%       $  3,270,143.59        3.18%
Arizona.................        109            2.84           3,392,399.09        3.30
Arkansas................         22             .57             568,257.01         .55
California..............        237            6.16           8,437,832.21        8.20
Colorado................         63            1.67           1,861,999.22        1.81
Connecticut.............         60            1.57           1,628,098.73        1.58
Delaware................         29             .76             720,793.23         .70
District of Columbia....          1             .03              19,368.97         .02
Florida.................        266            6.94           7,310,370.57        7.11
Georgia.................         89            2.32           2,403,788.25        2.34
Idaho...................         15             .39             369,602.65         .36
Illinois................        190            4.96           4,685,323.43        4.54
Indiana.................        119            3.10           3,037,891.43        2.95
Iowa....................         63            1.64           1,143,817.71        1.11
Kansas..................         79            2.06           1,606,204.13        1.56
Kentucky................         37             .97             872,958.35         .85
Louisiana...............         43            1.12           1,027,721.26        1.00
Maine...................         35             .91           1,093,087.83        1.06
Maryland................         53            1.41           1,317,257.19        1.28
Massachusetts...........         41            1.07           1,154,577.86        1.12
Michigan................        173            4.51           4,224,130.30        4.11
Minnesota...............        150            3.91           3,454,138.22        3.36
Mississippi.............         24             .63             535,672.60         .52
Missouri................        148            3.86           3,297,138.39        3.21
Montana.................         11             .29             278,939.44         .27
Nebraska................         37             .97             789,523.24         .77
Nevada..................         40            1.04           1,166,431.80        1.13
New Hampshire...........         17             .44             550,438.22         .54
New Jersey..............         89            2.32           2,862,695.25        2.78
New Mexico..............         28             .73             775,542.86         .75
New York................        299            7.80           8,544,410.94        8.31
North Carolina..........        112            2.92           2,597,238.03        2.53
North Dakota............         17             .44             421,234.06         .41
Ohio....................        147            3.84           3,572,719.40        3.47
Oklahoma................         48            1.23           1,310,233.46        1.27
Oregon..................         30             .78             983,630.93         .96
Pennsylvania............        231            6.03           6,318,348.64        6.14
Rhode Island............         19             .50             466,769.23         .45
South Carolina..........         70            1.83           1,719,317.56        1.67
South Dakota............         25             .65             605,173.63         .59
Tennessee...............         49            1.28           1,378,246.42        1.34
Texas...................         13             .34             331,657.82         .32
Utah....................         12             .31             262,698.91         .26
Vermont.................          2             .05              58,273.01         .06
Virginia................        165            4.30           4,796,631.97        4.86
Washington..............         97            2.53           3,120,102.87        3.03
West Virginia...........         15             .39             452,552.34         .44
Wisconsin...............         64            1.64           1,596,959.77        1.55
Wyoming.................         18             .47             505,302.09         .49
                              -----          ------        ---------------      ------
Total...................      3,833          100.00%       $102,838,204.64      100.00%
                              =====          ======        ===============      ======

                    CREDIT SCORES--INITIAL GROUP 2 CONTRACTS

                                                              % OF INITIAL
                                                                 GROUP 2
                           NUMBER OF                          CONTRACTS BY
                           CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
                           AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
RANGE OF SCORES             OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
---------------            ---------- ------------------- ---------------------
Less Than 551.............     126      $  2,595,934.91            2.52%
From 551-600..............     392         9,351,454.69            9.09
From 601-650..............   1,696        44,160,072.72           42.94
From 651-700..............   1,202        34,322,511.50           33.38
From 701-750..............     361        10,855,428.68           10.56
Greater Than 750..........      56         1,552,802.14            1.51
                             -----      ---------------          ------
    Total.................   3,833      $102,838,204.64          100.00%
                             =====      ===============          ======

                DEBT TO INCOME RATIO--INITIAL GROUP 2 CONTRACTS

                                                             % OF INITIAL
                                                                GROUP 2
                          NUMBER OF                          CONTRACTS BY
                          CONTRACTS  AGGREGATE PRINCIPAL OUTSTANDING PRINCIPAL
RANGE OF DEBT TO INCOME   AS OF CUT- BALANCE OUTSTANDING     BALANCE AS OF
RATIOS                     OFF DATE  AS OF CUT-OFF DATE      CUT-OFF DATE
-----------------------   ---------- ------------------- ---------------------
Less Than 10.01%.........     173      $  3,234,218.25            3.14%
From 10.01%-15.00%.......      52         1,012,062.06             .98
From 15.01%-20.00%.......      88         1,852,580.24            1.80
From 20.01%-25.00%.......     240         6,136,401.50            5.97
From 25.01%-30.00%.......     343         8,958,009.93            8.71
From 30.01%-35.00%.......     537        14,930,171.65           14.52
From 35.01%-40.00%.......     737        20,396,338.04           19.83
From 40.01%-45.00%.......     866        23,961,502.99           23.30
From 45.01%-50.00%.......     518        14,815,533.63           14.41
Greater Than 50.00%......     279         7,541,386.35            7.33
                            -----      ---------------          ------
    Total................   3,833      $102,838,204.64          100.00%
                            =====      ===============          ======

DELINQUENCY, LOAN DEFAULT AND LOSS INFORMATION

      Because of the Company's limited historical experience with respect to the performance of home improvement contracts and home equity loans similar to the Contracts in the pool, no information has been included herein with respect to the Company's historical loan loss or liquidation experience. The Contracts in the pool have high loan-to-value ratios and have been issued primarily for debt consolidation purposes.

                      YIELD AND PREPAYMENT CONSIDERATIONS

      The yield on any Note will depend on the price paid by the Noteholder, the timing of principal payments, and the timing and amount of any liquidation losses on the related Contracts.

      The Company has no significant experience with respect to the rate of Principal Prepayments on home improvement contracts or home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, prepayments on the Contracts would affect the amount of funds available to make distributions on the Notes on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in the preceding month (thus paying less than 30 days' interest for that month) while very few Contracts prepaid after their respective due dates in the preceding month. In addition, liquidations of defaulted contracts or the Servicer's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Notes--Repurchase Option" herein) will affect the timing of principal distributions on the Notes.

      The amount of interest to which the Noteholders of any Class are entitled on any Payment Date will be the product of the related Interest Rate and (in the absence of any liquidation loss amount adjustment) the principal balance of such Class immediately following the preceding Payment Date. Interest on each Class of will be computed on the basis of a 360-day year of twelve 30-day months. Noteholders will receive payments in respect of principal on each Payment Date to the extent that funds available in the Note Distribution Account are sufficient therefor, in the priority described under "Description of the Notes--Distributions on the Notes". As required by applicable state laws, interest paid by Obligors on the Contracts is computed according to the simple interest method.

WEIGHTED AVERAGE LIFE OF THE NOTES

      The following information is given solely to illustrate the effect of prepayments of the related Contracts on the weighted average life of each Class of Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate at which principal on the related Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Contracts).

      The rate of principal payments on pools of home improvement contracts and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts or loans. Other factors affecting prepayment of Contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such contracts or loans, the contracts or loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such contracts or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts or home equity loans, the rate of prepayment would be expected to decrease.

      The percentages and weighted average lives in the following tables were determined assuming that: (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table;
(ii) the Servicer exercises its option to repurchase the Contracts, as described under "Description of the Notes--Repurchase Option"; (iii) the aggregate principal balance of the Initial Contracts as of the Cut-off Date is approximately $422,838,206 and such Contracts have the characteristics set forth under "The Contracts"; (iv) the Contracts will, as of the Cut-off Date, be grouped into pools having the additional characteristics set forth below under "Assumed Group 1 Contract Characteristics", "Assumed Initial Group 2 Characteristics" and "Assumed Subsequent Group 2 Contract Characteristics"; (v) each Class of Notes has an Original Principal Balance as indicated in "Summary of the Terms of the Notes";
(vi) the subsequent Contracts will have the characteristics set forth in the table below and have their first scheduled payment date in February 1999; (vii) the Interest Rates for the Notes are as indicated in "Summary of the Terms of the Notes"; (viii) no interest shortfalls will arise in connection with prepayments in full of the Contracts; (ix) no delinquencies or losses are experienced on the Contracts; (x) distributions are made on the Notes on the 15th day of each month, commencing in January 1999; and (xi) the Notes are issued on December 30, 1998. No representation is made that the Contracts will not experience delinquencies or losses.

      Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model (the "Prepayment Assumption"). The Prepayment Assumption used in this Prospectus Supplement with respect to the Home Improvement and Home Equity Contracts represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home improvement and home equity loans for the life of such home improvement and home equity loans. The "100% Prepayment Assumption" assumes a constant prepayment of 0% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.14% (precisely, 16/14%) per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of such loans, the 100% Prepayment Assumption assumes a constant prepayment rate of 16% per annum each month.

      It is not likely that the Contracts will prepay at any constant percentage of the Prepayment Assumption or that all of the Contracts will prepay at the same rate.

      Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                    ASSUMED GROUP 1 CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                           WEIGHTED    AVERAGE        AVERAGE
                            CUT-OFF DATE   AVERAGE  REMAINING TERM ORIGINAL TERM
                           POOL PRINCIPAL  CONTRACT  TO MATURITY    TO MATURITY
POOL                           BALANCE       RATE      (MONTHS)      (MONTHS)
----                       --------------- -------- -------------- -------------
1. ....................... $ 39,940,328.61  14.289%      108            112
2. .......................   76,431,729.33  14.170       175            179
3. .......................  119,756,443.73  15.019       236            240
4. .......................   83,625,593.09  12.809       296            300
5. .......................      245,906.24  12.323       356            360

                ASSUMED INITIAL GROUP 2 CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                                           WEIGHTED    AVERAGE        AVERAGE
                             CUT-OFF DATE  AVERAGE  REMAINING TERM ORIGINAL TERM
                            POOL PRINCIPAL CONTRACT  TO MATURITY    TO MATURITY
POOL                           BALANCE       RATE      (MONTHS)      (MONTHS)
----                        -------------- -------- -------------- -------------
1. ........................ $10,580,017.79  13.918%      110            114
2. ........................  24,502,400.25  13.892       175            179
3. ........................  34,750,034.79  14.446       236            240
4. ........................  33,005,751.81  12.877       297            300

              ASSUMED SUBSEQUENT GROUP 2 CONTRACT CHARACTERISTICS

                                                       WEIGHTED      WEIGHTED
                             CUT-OFF DATE  WEIGHTED    AVERAGE        AVERAGE
                                 POOL      AVERAGE  REMAINING TERM ORIGINAL TERM
                               PRINCIPAL     LOAN    TO MATURITY    TO MATURITY
POOL                            BALANCE      RATE      (MONTHS)      (MONTHS)
----                         ------------- -------- -------------- -------------
1. ......................... $2,794,411.66  13.918%      110            110
2. .........................  6,471,614.16  13.892       175            175
3. .........................  9,178,236.21  14.446       236            236
4. .........................  8,717,533.33  12.877       297            297

      Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Notes, and set forth the percentages of the Original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.


         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................  91   87   84    80    77
December 15, 2000...................................  79   71   64    56    49
December 15, 2001...................................  68   57   47    37    29
December 15, 2002...................................  57   44   32    22    13
December 15, 2003...................................  47   33   23    13     5
December 15, 2004...................................  38   25   16     7     0
December 15, 2005...................................  31   19    9     1     0
December 15, 2006...................................  24   13    4     0     0
December 15, 2007...................................  18    7    0     0     0
December 15, 2008...................................  14    3    0     0     0
December 15, 2009...................................  10    0    0     0     0
December 15, 2010...................................   6    0    0     0     0
December 15, 2011...................................   2    0    0     0     0
December 15, 2012...................................   0    0    0     0     0
Weighted Average Life (1) (years)................... 5.3  4.1  3.3   2.7   2.2
--------

(1) The weighted average life of a Class A-1 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-1 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class
    A-1 Note.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:


DATE                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................  92   89   86    83    80
December 15, 2000...................................  80   73   65    59    52
December 15, 2001...................................  69   58   48    39    31
December 15, 2002...................................  58   45   34    24    15
December 15, 2003...................................  49   34   25    15     7
December 15, 2004...................................  40   27   17     8     0
December 15, 2005...................................  32   20   10     2     0
December 15, 2006...................................  26   14    5     0     0
December 15, 2007...................................  20    9    0     0     0
December 15, 2008...................................  15    5    0     0     0
December 15, 2009...................................  11    1    0     0     0
December 15, 2010...................................   7    0    0     0     0
December 15, 2011...................................   3    0    0     0     0
December 15, 2012...................................   0    0    0     0     0
Weighted Average Life (1) (years)................... 5.5  4.2  3.4   2.8   2.3

--------

(1) The weighted average life of a Class A-2 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-2 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Note.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-1
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                                               50%   75%   100%  125%  150%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100% 100%  100%
December 15, 1999.................................  100   100   100  100   100
December 15, 2000.................................  100   100   100  100   100
December 15, 2001.................................  100   100   100  100   100
December 15, 2002.................................  100   100   100  100   100
December 15, 2003.................................  100   100   100  100   100
December 15, 2004.................................  100   100   100  100    98
December 15, 2005.................................  100   100   100  100    35
December 15, 2006.................................  100   100   100   59     0
December 15, 2007.................................  100   100    96   10     0
December 15, 2008.................................  100   100    50    0     0
December 15, 2009.................................  100   100     0    0     0
December 15, 2010.................................  100    59     0    0     0
December 15, 2011.................................  100    20     0    0     0
December 15, 2012.................................   83     0     0    0     0
December 15, 2013.................................   41     0     0    0     0
December 15, 2014.................................    0     0     0    0     0
December 15, 2015.................................    0     0     0    0     0
Weighted Average Life (1) (years)................. 14.8  12.2  10.0  8.2   6.8

--------
(1) The weighted average life of a Class M-1 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class M-1 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Note.

   PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-2 NOTES AT THE
      RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                                               50%   75%   100%  125%  150%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100%  100% 100%  100%
December 15, 1999.................................  100   100   100  100   100
December 15, 2000.................................  100   100   100  100   100
December 15, 2001.................................  100   100   100  100   100
December 15, 2002.................................  100   100   100  100   100
December 15, 2003.................................  100   100   100  100   100
December 15, 2004.................................  100   100   100  100   100
December 15, 2005.................................  100   100   100  100   100
December 15, 2006.................................  100   100   100  100     0
December 15, 2007.................................  100   100   100  100     0
December 15, 2008.................................  100   100   100    0     0
December 15, 2009.................................  100   100     0    0     0
December 15, 2010.................................  100   100     0    0     0
December 15, 2011.................................  100   100     0    0     0
December 15, 2012.................................  100     0     0    0     0
December 15, 2013.................................  100     0     0    0     0
December 15, 2014.................................    0     0     0    0     0
Weighted Average Life (1) (years)................. 15.9  13.1  11.0  9.1   7.8

--------
(1) The weighted average life of a Class M-2 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class M-2 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Note.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-1
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                     PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999................................... 100  100  100   100   100
December 15, 2000................................... 100  100  100   100   100
December 15, 2001................................... 100  100  100   100   100
December 15, 2002................................... 100  100  100   100   100
December 15, 2003................................... 100   97   62    55    47
December 15, 2004................................... 100   67   31    19     7
December 15, 2005...................................  87   40    5     0     0
December 15, 2006...................................  62   16    0     0     0
December 15, 2007...................................  39    0    0     0     0
December 15, 2008...................................  21    0    0     0     0
December 15, 2009...................................   4    0    0     0     0
December 15, 2010...................................   0    0    0     0     0
Weighted Average Life (1) (years)................... 8.6  6.7  5.4   5.2   5.0

--------
(1) The weighted average life of a Class B-1 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class B-1 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Note.

   PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-2 NOTES AT THE
      RESPECTIVE PERCENTAGES OF THE PREPAYMENT ASSUMPTION SET FORTH BELOW:

DATE                                               50%   75%   100%  125%  150%
----                                               ----  ----  ----  ----  ----
Initial Percentage................................  100%  100% 100%  100%  100%
December 15, 1999.................................  100   100  100   100   100
December 15, 2000.................................  100   100  100   100   100
December 15, 2001.................................  100   100  100   100   100
December 15, 2002.................................  100   100  100   100   100
December 15, 2003.................................  100   100  100   100   100
December 15, 2004.................................  100   100  100   100   100
December 15, 2005.................................  100   100  100    91    78
December 15, 2006.................................  100   100   83    68     0
December 15, 2007.................................  100    95   65    51     0
December 15, 2008.................................  100    79   52     0     0
December 15, 2009.................................  100    65    0     0     0
December 15, 2010.................................   88    53    0     0     0
December 15, 2011.................................   73    42    0     0     0
December 15, 2012.................................   59     0    0     0     0
December 15, 2013.................................   47     0    0     0     0
December 15, 2014.................................    0     0    0     0     0
Weighted Average Life (1) (years)................. 14.3  11.7  9.7   8.4   7.5

--------
(1) The weighted average life of a Class B-2 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class B-2 Note to the stated Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Note.

                        GREEN TREE FINANCIAL CORPORATION

GENERAL

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

      The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. The Company is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, the Company serves all 50 states. The Company began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. The Company also purchases, pools and services installment sales contracts for various consumer products. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's quarterly and annual reports, which are incorporated by reference in this Prospectus Supplement and in the Prospectus, are available from the Company upon written request made to the Company.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

      Set forth below are the Company's ratios of earnings (losses) to fixed charges for the past five years and the nine months ended September 30, 1998. For the purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before both income taxes and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                        NINE MONTHS ENDED
                            YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                            ------------------------    -----------------
                            1993 1994 1995 1996 1997   1998
                            ---- ---- ---- ---- ---- --------
Ratio of Earnings (Losses)
 to Fixed Charges.......... 4.81 7.98 7.90 5.44 3.94  (.53)*

--------
      *On July 6, 1998, Conseco, Inc. announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs and
(2) $350 million non-cash supplemental reserve against the valuation of Green Tree's interest only securities and servicing rights. As a result, the ratio of earnings (losses) to fixed charges was less than 1.00 for the nine month period ended September 30, 1998 and earnings were inadequate to cover fixed charges for such period. The amount of the coverage deficiency for such period was $251,600,000.

RECENT DEVELOPMENTS

      On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree continues to operate from its headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer has announced his retirement from active management of Green Tree at the end of 1998, but will remain a director of Conseco, Inc. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

      Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                            DESCRIPTION OF THE NOTES

      The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

GENERAL

      The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. U.S. Bank Trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the Indenture Trustee.

      The Notes initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members thereof. See "Description of the Notes--Registration of the Notes" herein. The property held by the Indenture Trustee pursuant to the Indenture consists primarily of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including liens on the related real estate, amounts held in the Collection Account and Note Distribution Account, the Note Insurance Policy and the Class B-2 Limited Guaranty of the Company for the benefit of the Class B-2 Noteholders.

      Payments on the Notes will be made each month by the paying agent (which shall initially be the Indenture Trustee) on each Payment Date to persons in whose names the Notes are registered as of the Business Day immediately preceding the Payment Date (the "Record Date"). See "Description of the Notes-- Registration of the Notes" herein. The first Payment Date for the Notes will be in January 1999. Payments will be made by check mailed to such Noteholder at the address appearing on the Note Register (except that a Noteholder who holds an aggregate Percentage Interest of at least 5% of a Class of Notes may request payment in respect of its Percentage Interest in such Class by wire transfer). Final payments will be made only upon tender of the Notes to the Indenture Trustee for cancellation.

      To the extent not paid in full prior to such date, the outstanding principal amount of each Class of Notes will be payable on the following "Final Scheduled Distribution Date" for such Class:

                              Class A-1:April 2018
                              Class A-2:May 2018
                              Class M-1:October 2020
                              Class M-2:July 2023
                              Class B-1:Janaury 2017
                              Class B-2:August 2028

PAYMENTS ON CONTRACTS

      The Servicer will establish and maintain in the name of the Indenture Trustee a Collection Account in an "Eligible Account" (as defined below) at a depository institution (initially U.S. Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose short-term deposits have been rated P-1 by Moody's and A-1 by S&P or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and S&P, and which is subject to supervision and examination by federal or state authorities (an "Eligible Institution"). "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or (iv) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the Notes without regard to the Note Policy, as evidenced in writing by Moody's and S&P. The Servicer may authorize the Indenture Trustee to invest the funds in the Collection Account in Eligible Investments (as defined in the Sale and Servicing Agreement) that will mature not later than the Business Day preceding the applicable monthly Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 by Moody's and AA from S&P (if rated by S&P) not in excess of 10% of amounts in the Collection Account at the time of such investment; and commercial paper assigned a rating of at least P-1 by Moody's and A-1+ by S&P. Any losses on such investments will be deducted from other investment earnings or from other funds in the Collection Account.

      All receipts by the Servicer of payments with respect to the Contracts, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), will be paid into the Collection Account no later than one Business Day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on Contracts, which are retained by the Servicer as part of its servicing fees and are not paid into the Collection Account and except for certain proceeds from Liquidated Contracts which are used to reimburse the Servicer for customary out-of-pocket liquidation expenses. See "Description of the Notes--Servicing Compensation and Payment of Expenses" herein. In addition, any Advances by the Servicer or the Indenture Trustee as described under "Description of the Notes--Advances," and amounts paid by the Company for Contracts repurchased as a result of a breach of representations or warranties under the Agreement, as described under "Description of the Notes-- Conveyance of Contracts," will be paid into the Collection Account.

      On a specified Business Day preceding each Payment Date (the "Determination Date"), the Servicer will determine the Amount Available in the Collection Account and the amount of funds necessary to make all payments to be made on the next Payment Date from the Collection Account. Not later than one Business Day after the Determination Date, the Company will deposit in the Collection Account the Repurchase Price of any Contracts required to be repurchased on such Payment Date as a result of a breach of representations and warranties under the Agreement.

      The Amount Available will consist primarily of payments made on or in respect of the Contracts and will include payments made by the Note Insurer under the Note Insurance Policy and amounts payable, subject to the subordination described herein, to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) as the Monthly Servicing Fee with respect to the Contracts, and to the Certificateholders.

      On each Payment Date the Indenture Trustee will withdraw the Amount Available from the Collection Account and make the following payments, in the following order of priority:

  (i) if neither the Company nor any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee with respect to the Contracts to the Servicer;

  (ii) to pay the amount payable monthly to the Note Insurer, in an amount equal to the premium rate times the sum of the Class A-1 and Class A-2 Principal Balance (the "Premium Amount");


  (iii) to pay interest on certain of the Notes, in the following order of priority:

      (A) first, to Class A-1 Noteholders and the Class A-2 Noteholders, interest on the Class A-1 Principal Balance and Class A-2 Principal Balance, respectively;

      (B) second, to Class M-1 Noteholders, interest on the Class M-1 Adjusted Principal Balance;

      (C) third, to Class M-2 Noteholders, interest on the Class M-2 Adjusted Principal Balance; and

      (D) fourth, to Class B-1 Noteholders, interest on the Class B-1 Adjusted Principal Balance;

  (iv) to pay principal on the Class A Notes, in the amount described below under "Distributions on the Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of the Group 1 Formula Principal Distribution Amount in the case of the Class A-1 Notes, and in respect of the Group 2 Formula Principal Distribution Amount in the case of the Class A-2 Notes;

  (v) to pay the Note Insurer for any unreimbursed insurance payments and any other amounts owing to the Note Insurer under the Insurance Agreement, including any unpaid Premium Amount (together with interest thereon as specified in the Insurance Agreement) (the "Reimbursement Amount");

  (vi) to pay principal and interest on certain of the Notes, in the following order of priority:

    (A) principal on the Class M-1, Class M-2 and Class B-1 Notes, in the amount described below under "Distributions on the Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of the Class M Principal Distribution Amount and Class B-1 Principal Distribution Amount, respectively;

    (B) payments on the Class M-1, Class M-2 and Class B-1 Notes in respect of Liquidation Loss Interest Amounts as follows:

      (I) first, to Class M-1 Noteholders, any unpaid Class M-1
      Liquidation Loss Interest Amount;

      (II) second, to Class M-2 Noteholders, any unpaid Class M-2
      Liquidation Loss Interest Amount; and

      (III) third, to Class B-1 Noteholders, any unpaid Class B-1
      Liquidation Loss Interest Amount; and

    (C) interest and principal on the Class B-2 Notes, in the manner and order of priority described below under "Distributions on the Notes-- Class B-2 Interest" and "--Class B-2 Principal."

  (vii) if the Company or any wholly owned subsidiary of the Company is the Servicer, to pay the Monthly Servicing Fee to the Servicer with respect to the Contracts;

  (viii) to pay principal on the Class A Notes, in the manner described below under "Distributions on Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of any Supplementary Principal Distribution Amount (which is an amount equal to the lesser of (1) the Class A Principal Balance or (2) the Amount Available remaining after the distributions described in (i) through (vii) above; and

  (ix)  to pay any remaining amounts to the holder of the Certificate.

DISTRIBUTIONS ON THE NOTES

      On each Payment Date, distributions on the Notes will be made to the holders of the Class A, the Class M and the Class B Notes in the manner described below.

      Noteholders will be entitled to receive on each Payment Date commencing in January 1999, to the extent that the Amount Available (as defined herein) in the Note Distribution Account (together with, in the case of the Class B-2 Notes, any Class B-2 Guaranty Payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class M and Class B Noteholders to receive distributions in respect of the Amount Available are subordinated to the rights of the Class A Noteholders and the Note Insurer's right to the Premium Amount (as defined below) and the Reimbursement Amount; the rights of the Class M-2 and Class B Noteholders to receive such distributions are further subordinated to the rights of the Class M-1 Noteholders; the rights of the Class B Noteholders to receive such distributions are further subordinated to the rights of the Class M-2 Noteholders; and the rights of the Class B-2 Noteholders to receive such distributions are further subordinated to the rights of the Class B-1 Noteholders. Distributions will be made on each Payment Date commencing in January 1999 to holders of record on the related Record Date, except that the final distribution in respect of the Notes will only be made upon presentation and surrender of the Notes at the office or agency appointed by the Indenture Trustee for that purpose in Minneapolis or St. Paul, Minnesota.

Interest on the Class A, Class M-1, Class M-2 and Class B-1 Notes

      Interest will be distributable first to each Class of Class A Notes concurrently, then to the Class M-1 Notes, then to the Class M-2 Notes and then to the Class B-1 Notes. The Interest Rates for the Class A, Class M and Class B-1 Notes are set forth in "Summary of the Terms of the Notes." Interest on the outstanding Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, as applicable, will accrue at the related Interest Rate from December 30, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months. The "Principal Balance" of a Class of Notes as of any Payment Date is the Original Principal Balance of such Class less all amounts previously distributed on account of principal of such Class. The "Class A Principal Balance" as of any Payment Date is the sum of the Class A-1 Principal Balance and the Class A-2 Principal Balance. The "Class M Principal Balance" as of any Payment Date is the sum of the Class M-1 Principal Balance and the Class M-2 Principal Balance. The "Class M-1 Adjusted Principal Balance" as of any Payment Date is the Class M-1 Principal Balance less any Class M-1 Liquidation Loss Principal Amount (described below under "--Losses on Liquidated Contracts"). The "Class M-2 Adjusted Principal Balance" as of any Payment Date is the Class M-2 Principal Balance less any Class M-2 Liquidation Loss Principal Amount (described below under "Losses on Liquidated Contracts"). The "Class B Principal Balance" as of any Payment Date is the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance. The "Class B-1 Adjusted Principal Balance" as of any Payment Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Principal Amount (described below under "Losses on Liquidated Contracts").

      In the event that, on a particular Payment Date, the Amount Available in the Note Distribution Account (after payment of certain fees to the Servicer (if other than the Company) and the Note Insurer) is not sufficient to make a full distribution of interest to the holders of Class M-1 Notes, Class M-2 Notes or Class B-1 Notes, after payment of interest on each Class of Notes that is senior to such Class of Notes, the amount of interest to be distributed in respect of such Class will be allocated among the outstanding holders of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Payment Date. Any such amount so carried forward will bear interest at the applicable Interest Rate, to the extent legally permissible.

Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes.

      The Class A, Class M-1, Class M-2 and Class B-1 Notes will be entitled to receive on each Payment Date distributions of principal, in the order of priority set forth below and to the extent of the Amount Available in the Note Distribution Account after payment of certain fees to the Servicer (if other than the Company) and to the Note Insurer and all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance.

      Principal will be distributable first to each Class of Class A Notes, concurrently, until retired. The Class A-1 Notes will be entitled to receive an amount equal to the Senior Percentage (as defined below) of the "Group 1 Formula Principal Distribution Amount," which is the sum of (i) all scheduled payments of principal due on each outstanding Group 1 Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Group 1 Contract which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Group 1 Contracts, (iv) the Scheduled Principal Balance of each Group 1 Contract that became a Liquidated Contract during such Due Period, and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Note Distribution Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance.

      The Class A-2 Notes will be entitled to receive an amount equal to the Senior Percentage (as defined below) of the "Group 2 Formula Principal Distribution Amount," which is the sum of (i) all scheduled payments of principal due on each outstanding Group 2 Contract during the related Due Period, (ii) the Scheduled Principal Balance of each Group 2 Contract which, during such Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial Principal Prepayments applied and all Principal Prepayments in Full received during such Due Period in respect of Group 2 Contracts, (iv) the Scheduled Principal Balance of each Group 2 Contract that became a Liquidated Contract during such Due Period, and (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Note Distribution Account if (a) the Payment Date occurs on or after the Payment Date on which the Class B-2 Principal Balance has been reduced to zero, or (b) such amount was not covered by a Class B-2 Guaranty Payment and corresponding reduction in the Class B-2 Principal Balance.

      If either the Class A-1 Notes or the Class A-2 Notes are retired, the remaining Class will be entitled to receive the Senior Percentage of the Group 1 Formula Principal Distribution Amount and Group 2 Formula Principal Distribution Amount.

      In addition, on each Payment Date on which the Supplementary Principal Distribution Test has not been satisfied, holders of Class A Notes will be entitled to receive as payments of principal the Supplementary Principal Distribution Amount. The Supplementary Principal Distribution Test will not be met if the cumulative losses on the Contracts exceed certain specified percentages of the principal balance of the Contracts as of the Cut-off Date.

      Upon the payment in full of the Class A Notes, the Class M-1 Notes will be entitled to receive an amount equal to the Senior Percentage (as defined below) of the Group 1 and Group 2 Formula Principal Distribution Amounts. Upon payment in full of the Class M-1 Notes, the Class M-2 Notes will be entitled to receive an amount equal to the Senior Percentage of the Group 1 and Group 2 Formula Principal Distribution Amounts. On each Payment Date, the Class B-1 Notes will be entitled to receive an amount equal to the Class B Percentage (as defined below) of the Group 1 and Group 2 Formula

Principal Distribution Amounts. When the Principal Balance of a Class of Notes is reduced to zero, no further distributions of principal will be made to the holders of such Class.

      The Scheduled Principal Balance of a Contract with respect to any Payment Date is its principal balance as of the scheduled payment date (the "Due Date") in the Due Period, after giving effect to any previous partial Principal Prepayments applied and to the scheduled payment due on such Due Date, and after giving effect to any adjustments due to bankruptcy or similar proceedings. The "Pool Scheduled
Principal Balance," with respect to the Contract Pool as of any Payment Date, is the aggregate of the Scheduled Principal Balances of Contracts comprising the Contract Pool that were outstanding during the preceding Due Period. A "Liquidated Contract" is a defaulted Contract (a) which is 180 days delinquent or (b) as to which all amounts that the Servicer expects to recover on account of such Contract have been received.

      The Senior Percentage for any Payment Date prior to the Class B Cross-over Date (as described below), and for any Payment Date on or after the Class B Cross-over Date on which any Class B Principal Distribution Test (as described below) has not been satisfied, will equal 100%. On each Payment Date on or after the Class B Cross-over Date, if each Class B Principal Distribution Test has been satisfied on such Payment Date, the Senior Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A Principal Balance and the Class M Principal Balance for such Payment Date and the denominator of which is the Pool Scheduled Principal Balance for the immediately preceding Payment Date.

      Payments of principal on the Class B-l Notes will not commence until the Class B Cross-over Date, and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test (as defined below) is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). The "Class B Cross-over Date" will be the earlier of (A) the Payment Date on which the Class M-2 Principal Balance is reduced to zero and (B) the first Payment Date on or after the Payment Date in January 2003.

      The "Class B Principal Distribution Test" will be satisfied on each Payment Date that (i) the average of the Sixty-Day Delinquency Ratio (as defined in the Sale and Servicing Agreement) as of such Payment Date and the prior two Payment Dates does not exceed 4.5%; (ii) the average of the Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Payment Date and the prior two Payment Dates does not exceed 7.5%; (iii) the Cumulative Realized Loss Ratio (as defined in the Sale and Servicing Agreement) as of such Payment Date does not exceed 13.0%; (iv) the Current Realized Loss Ratio (as defined in the Sale and Servicing Agreement) as of such Payment Date does not exceed 5.0%; and (v) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Payment Date is equal to or greater than 22.0%.

      On each Payment Date on which the Class B Notes are eligible to receive distributions of principal, the Class B Percentage of the Group 1 and Group 2 Formula Principal Distribution Amounts less the Class B Floor Reduction Amount (as described below) will be paid to the Class B-1 Noteholders to the extent of the Amount Available, after payment of certain fees to the Servicer (if other than the Company) and the Note Insurer, all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, all principal then due on the Class A Notes and Class M Notes and reimbursement to the Note Insurer and all principal then due on the Class M Notes, until the Class B-l Principal Balance has been reduced to zero. The Class B Floor Reduction Amount means as to any Payment Date prior to the Class M-2 Cross-over Date, the amount, if any, by which the Class B Percentage of the Group 1 and Group 2 Formula Principal Distribution Amounts exceeds (a) the Class B Principal Balance prior to the effect of such distribution less (b) $2,250,000, and after the Class M-2 Cross-over Date the Class B Floor Reduction Amount will equal zero. The "Class M-2 Cross-over Date" is the Payment Date on which the Class M-2 Principal Balance has been reduced to zero.

      Any Class B Floor Reduction Amount will be distributed to the Class A-1 Notes and Class A-2 Notes concurrently, until the related balances are reduced to zero, then to the Class M-1 Notes until the balance is reduced to zero, and then to the Class M-2 Notes until the balance is reduced to zero.

      The Class B Percentage for any Payment Date will be equal to 100% minus the Senior Percentage. The Class B Percentage for each Payment Date, if any, after the Class A Principal Balance and the Class M Principal Balance have been reduced to zero will be equal to 100%.

      Notwithstanding the foregoing, on any Payment Date as to which there is a Class A Principal Deficiency Amount (which is the amount, if any, by which the Pool Scheduled Principal Balance is less than the Class A Principal Balance), the remaining Amount Available (including any Insured Payments under the Note Insurance Policy), after payment of all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, will be distributed pro rata to each Class of Class A Notes based on the Principal Balance of each Class (but in no event will such amount exceed the Principal Balance of any such Class).

Class B-2 Interest.

      Interest on the outstanding Class B-2 Principal Balance will accrue from December 30, 1998, or from the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date, and will be computed on the basis of a 360-day year of twelve 30-day months.

      To the extent of (i) the remaining Amount Available, if any, for a Payment Date after payment of certain fees to the Servicer (if other than the Company) and the Note Insurer, all interest and principal then payable on the Class A, Class M-1, Class M-2 and Class B-1 Notes and reimbursement to the Note Insurer, and (ii) the Class B-2 Guaranty Payment, if any, for such date, interest will be paid to the Class B-2 Noteholders on such Payment Date at the Class B-2 Interest Rate on the then outstanding Class B-2 Principal Balance. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less all amounts previously distributed to the Class B-2 Noteholders (including any Class B-2 Guaranty Payments) on account of principal.

      In the event that, on a particular Payment Date, the remaining Amount Available in the Note Distribution Account plus any amounts actually paid under the Class B-2 Limited Guaranty are not sufficient to make a full distribution of interest to the Class B-2 Noteholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 Noteholders are entitled to receive on the next Payment Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 Interest Rate.

Class B-2 Principal.

      Except for payments of the Class B-2 Liquidation Loss Principal Amount, payments of principal on the Class B-2 Notes will not commence until the Payment Date on which the Class B-1 Principal Balance has been reduced to zero (the "Class B-1 Cross-over Date"), and will be made on that Payment Date and each Payment Date thereafter only if each Class B Principal Distribution Test is satisfied on such Payment Date (unless the Class A Principal Balance and the Class M Principal Balance have been reduced to zero). On any such Payment Date, the Class B Percentage of the Group 1 and Group 2 Formula Principal Distribution Amounts less the Class B Floor Reduction Amount will be distributed, to the extent of any amounts actually paid under the Class B-2 Limited Guaranty and the Amount Available, after payment of certain fees to the Servicer (if other than the Company) and the Note Insurer, all interest and principal then due on the Class A and Class M and Class B-1 Notes, reimbursement to the Note Insurer and interest on the Class B-2 Notes, to the Class B-2 Noteholders until the Class B-2 Principal Balance has been reduced to zero. The Class B-2 Principal Balance generally will not be reduced below $2,250,000 until the Class A Principal Balance, the Class M Principal Balance and the Class B-1 Principal Balance have been reduced to zero.

      On each Payment Date, the Class B-2 Noteholders will be entitled to receive, pursuant to the Class B-2 Limited Guaranty, the Class B-2 Liquidation Loss Principal Amount until the Class B-2 Principal Balance has been reduced to zero.

SUBORDINATION OF CLASS M NOTES AND CLASS B NOTES

      The rights of the holders of the Class M Notes and Class B Notes to receive distributions with respect to the Contracts, as well as any other amounts constituting the Amount Available, will be subordinated, to the extent described herein, to such rights of the holders of the Class A Notes and the rights of the Note Insurer under the Insurance Agreement. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

      A portion of the protection afforded to the holders of the Class A Notes by means of the subordination of the Class M and Class B Notes will be accomplished by the preferential right of the Class A Noteholders to receive on any Payment Date the amount of interest due on the Class A Notes, including any interest due on a prior Payment Date but not received, prior to any distribution being made on a Payment Date in respect of interest on the Class M and Class B Notes. Thereafter, any remaining Amount Available in the Note Distribution Account will be applied to the payment of interest due on the Class M-1 Adjusted Principal Balance, then interest due on the Class M-2 Adjusted Principal Balance and then interest due on the Class B-1 Adjusted Principal Balance. The Class A Notes will also have the benefit of the Note Insurance Policy.

      After payment of certain fees to the Servicer (if other than the Company) and the Note Insurer, all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance and reimbursement to the Note Insurer as described above, any remaining Amount Available will be distributed in the following order of priority: first, the Senior Percentage or the Class B Percentage, as applicable, of the Formula Principal Distribution Amounts will be distributed to the Class A, Class M and Class B-1 Noteholders in the order of priority described above under "Distributions on the Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes." Such remaining Amount Available, to the extent sufficient therefor, will be distributed in the following order of priority: first, any unpaid Class M-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Contracts") will be distributed to the Class M-1 Noteholders; then, any unpaid Class M-2 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Contracts") will be distributed to the Class M-2 Noteholders; and, finally, any unpaid Class B-1 Liquidation Loss Interest Amount (as described below under "Losses on Liquidated Contracts") will be distributed to the Class B-1 Noteholders.

      The rights of the holders of the Class B-2 Notes to receive distributions with respect to the Contracts and other amounts in the Note Distribution Account will be subordinated to such rights of the holders of the Class A Notes, Class M Notes and Class B-1 Notes and amounts payable to the Note Insurer. Thus, the Class B-2 Noteholders will be entitled to distribution of interest and principal on the Class B-2 Notes only after distribution of all interest and principal then payable on the Class A, Class M and Class B-1 Notes.

      If a Class B-2 Liquidation Loss Principal Amount is realized for any Payment Date and the Company fails to pay such amount pursuant to its Class B-2 Limited Guaranty, the Class B-2 Noteholders may incur losses on their investment in the Class B-2 Notes to the extent such losses are not made up from future payments on the Contracts or the Class B-2 Limited Guaranty.

LOSSES ON LIQUIDATED CONTRACTS

      As described above, the distribution of principal to the Class A Noteholders is intended to include the Senior Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the preceding Due Period. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by the Certificateholders first, then the Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, then the Class B-2 Noteholders, then the Class B-1 Noteholders, then the Class M-2 Noteholders and then the Class M-1 Noteholders. Likewise, to the extent the Class M-1 Noteholders, the Class M-2 Noteholders or the Class B-1 Noteholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of Notes with a lower payment priority.

      In the event the Amount Available in the Note Distribution Account for any Payment Date is insufficient to distribute the full Formula Principal Distribution Amounts for such Payment Date to the Noteholders, the aggregate outstanding Principal Balance of the Notes will be greater than the Pool Scheduled Principal Balance for such Payment Date. In such event, the amount of such deficiency (the "Liquidation Loss Principal Amount") would be allocated first to the Class B-2 Notes (the "Class B-2 Liquidation Loss Principal Amount"), and the Company would be obligated to pay the amount of such Class B-2 Liquidation Loss Principal Amount to the Class B-2 Noteholders pursuant to the Class B-2 Limited Guaranty. If on any Payment Date the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance was equal to the Pool Scheduled Principal Balance, no further Liquidation Loss Principal Amounts could be allocated to the Class B-2 Notes and any further Liquidation Loss Principal Amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Principal Amount"). If the Class B-1 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Principal Amounts realized would be allocated to reduce the Class M-2 Adjusted Principal Balance (a "Class M-2 Liquidation Loss Principal Amount"). If the Class M-2 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Principal Amounts realized would be allocated to reduce the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Principal Amount"). Any such Liquidation Loss Principal Amounts would be reduced on subsequent Payment Dates to the extent that the Amount Available in the Note Distribution Account on such Payment Dates is sufficient to permit the distribution of principal due, but not paid, on the Notes on prior Payment Dates. In the event the Adjusted Principal Balance of the Class M-1, Class M-2 or Class B-1 Notes were reduced by a Liquidation Loss Principal Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Liquidation Loss Principal Amount each month (such Class's "Liquidation Loss Interest Amount"), plus interest at the applicable Interest Rate on any Liquidation Loss Interest Amount due on a prior Payment Date but not paid, would be paid to the Noteholders of such Class from the Amount Available, after distributions of principal on all Class A, Class M and Class B-1 Notes, in the order of priority described above under "Subordination of Class M and Class B Notes."

      But for the effect of the subordination of the Class M-2 and Class B Notes and the Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, the Class M-1 Noteholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

      But for the effect of the subordination of the Class B Notes and the Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, the Class M-2 Noteholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

      But for the effect of the subordination of the Class B-2 Notes and the Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, the Class B-1 Noteholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

      But for the payments under the Class B-2 Limited Guaranty described below and the subordination of the Certificates and the related Monthly Servicing Fee otherwise payable to the Servicer (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts, the Class B-2 Noteholders will absorb all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee.

REPORTS TO NOTEHOLDERS

      The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class A Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of each Class of Class A Notes allocable to interest;

    (b) the amount of such distribution to holders of each Class of Class A Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments and any Supplementary Principal Distribution Amount included);

    (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Payment Date;

    (d) the Principal Balance of each Class of Class A Notes after giving effect to the distribution of principal on such Payment Date;

    (e) the Senior Percentage for such Payment Date;

    (f) the Pool Scheduled Principal Balance for such Payment Date;

    (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance;

    (h) the number and aggregate principal balance of Contracts delinquent
    (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days;

    (i) the amount of any payment by the Note Insurer under the Note Insurance Policy and any reimbursement paid to the Note Insurer; and

    (j) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Note with a 1% Percentage Interest or per $1,000 denomination of Class A Note.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A Noteholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class M-1 Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-1 Notes allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class M-1 Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class M-1 Formula Distribution Amount exceeds the Class M-1 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class M-1 Note after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class M-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance for such Payment Date;

    (h) the Pool Factor;

    (i) the number and aggregate principal balance of Contracts delinquent
    (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days; and

    (j) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 Note with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Note.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Noteholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class M-2 Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-2 Notes allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class M-2 Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class M-2 Formula Distribution Amount exceeds the Class M-2 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class M-2 Notes after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class M-2 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Senior Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance for such Payment Date;

    (h) the Pool Factor;

    (i) the number and aggregate principal balance of Contracts delinquent
    (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days; and

    (j) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 Note with a 1% Percentage Interest or per $1,000 denomination of Class M-2 Note.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Noteholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class B-1 Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class B-1 Notes allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of the Class B-1 Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class B-1 Formula Distribution Amount exceeds the Class B-1 Distribution Amount for such Payment Date;

    (d) the Principal Balance of the Class B-1 Notes after giving effect to the distribution of principal on such Payment Date;

    (e) any unpaid Class B-1 Liquidation Loss Interest Amount, after giving effect to payments of interest on such Payment Date;

    (f) the Class B Percentage for such Payment Date;

    (g) the Pool Scheduled Principal Balance for such Payment Date;

    (h) the Pool Factor;

    (i) the number and aggregate principal balance of Contracts delinquent
    (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days; and

    (j) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

      Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-1 Note with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Note.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Noteholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Class B-2 Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class B-2 Notes allocable to interest;

    (b) the amount of such distribution to holders of Class B-2 Notes allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Liquidation Loss Principal Amount, if any, exceeds the Class B-2 Distribution Amount for such Payment Date;

    (d) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date;

    (e) the Class B-2 Guaranty Payment, if any, for such Payment Date;

    (f) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

    (g) the Class B Percentage for such Payment Date;

    (h) the Pool Scheduled Principal Balance for such Payment Date;

    (i) the Pool Factor;

    (j) the number and aggregate principal balance of Contracts delinquent
    (i) 30-59 days, (ii) 60-89 days, and (iii) 90 or more days; and

    (k) the number of defaulted Contracts in foreclosure or foreclosed upon and in the Servicer's inventory.

      Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Note with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Note.

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Noteholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

      Each of the foregoing statements will also be provided to the Note Insurer, so long as the Note Insurance Policy is in effect.

CONVEYANCE OF CONTRACTS

      On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Home Improvement Contracts and the Home Equity Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Trust will pledge each Contract to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer pursuant to the Indenture.

      The Indenture Trustee, concurrently with each conveyance, will execute and deliver the Notes to or upon the order of the Company. The Contracts are described on a list delivered to the Trust and certified by a duly authorized officer of the Company. Such list includes the amount of monthly payments due on each Contract as of the date of issuance of the Notes, the interest rate on each Contract and the maturity date of each Contract. The list will be available for inspection by any Noteholder at the principal office of the Company. Prior to the conveyance of the Contracts to the Trust, the Company will have completed a review of all the Contract files, confirming the accuracy of each item on the list of Contracts delivered to the Indenture Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Noteholders will be repurchased by the Company, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the Collection Account in an amount sufficient to offset such discrepancy.

      The Indenture Trustee will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the pledge and assignment of the Contracts to the Indenture Trustee, and the Company's accounting records and computer systems will also reflect such pledge and assignment.

      Briggs and Morgan, Professional Association, counsel to the Company, will render an opinion to the Indenture Trustee that the transfer of the Contracts from the Company to the Trust would, in the event the Company became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from the Company to the Trust were treated as a pledge to secure borrowings by the Company, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

      The Company will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract, including that: (a) for each Contract as of the applicable Cut-off Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trust; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);
(d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by the Company directly; (f) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Agreement or the Notes unlawful; (g) each Contract complies with all requirements of law; (h) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (i) each Contract creates a valid and perfected lien on the related real estate; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and the Company has good and marketable title to each Contract free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trust; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clauses (a) and (b) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan and provides for level monthly payments based on its applicable Contract Rate, for the final monthly payment, over the term of such Contract; (n) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral; (o) the description of each Contract set forth in the list delivered to the Trust is true and correct; (p) there is only one original of each Contract; and (q) each Contract was originated or purchased in accordance with the Company's then-current underwriting guidelines.

      The Company will also make certain representations and warranties with respect to the Home Improvement Contracts in the aggregate, including that (i) the aggregate pool of Home Improvement Contracts have a contractual rate of interest of at least 12.89%; (ii) no Home Improvement Contract had a remaining term to maturity at origination of more than 232 months; (iii) no more than 1% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were secured by properties located in an area with the same zip code; (iv) no more than 5% of the Home Improvement Contracts, by principal balance as of the Cut-off Date, were originated by any one contractor or lender; and (v) no adverse selection procedures were employed in selecting the Home Improvement Contracts from the Company's portfolio.

      Under the terms of the Sale and Servicing Agreement, the Company has agreed to repurchase, at the Repurchase Price (as defined below), any Contract that is materially and adversely affected by a breach of a representation and warranty with respect to such Contract made in the Sale and Servicing Agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the Servicer or the Indenture Trustee. The "Repurchase Price," with respect to any Contract to be so repurchased or with respect to a Liquidated Contract, means the outstanding principal balance of such Contract plus interest on such Contract at the Interest Rate (which will be the weighted average of the Interest Rates of the related Classes of Notes) from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances made by the Servicer or the Indenture Trustee) through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the Trust and the Noteholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement).

COLLECTION AND OTHER SERVICING PROCEDURES

      The Servicer will manage, administer, service and make collections on the Contracts, exercising the degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the Servicer. The Servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. The Company does, however, as a matter of its own policy, monitor proof of hazard insurance coverage (other than flood insurance) and require that it be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed of over $20,000.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Servicer will receive a Monthly Servicing Fee for each Due Period (paid on the next succeeding Payment Date) for servicing the Contracts equal to one-twelfth of the product of .75% and the remaining Pool Scheduled Principal Balance of the Contracts.

      The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust. The Servicer is also entitled to reimbursement out of the liquidation proceeds of a Liquidated Contract for customary out-of-pocket liquidation expenses incurred by it.

      Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Noteholders and providing related data processing and reporting services for Noteholders and on behalf of the Indenture Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts or foreclosure on collateral relating thereto, payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Noteholders.

EVIDENCE AS TO COMPLIANCE

      The Sale and Servicing Agreement provides for delivery to the Indenture Trustee of a monthly report by the Servicer no later than one Business Day following the Determination Date, setting forth the information described under "Description of the Notes--Reports to the Noteholders." Each report to the Indenture Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, beginning in 1999, the Servicer will deliver to the Indenture Trustee a report of a nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

      The Sale and Servicing Agreement provides that the Servicer shall furnish to the Indenture Trustee and the Note Insurer such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

      The Sale and Servicing Agreement provides that a Noteholder holding Notes representing at least 5% of the Aggregate Principal Balance will have the same rights of inspection as the Indenture Trustee and may upon written request to the Servicer receive copies of all reports provided to the Indenture Trustee.

CERTAIN MATTERS RELATING TO THE COMPANY

      The Sale and Servicing Agreement provides that the Company may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Company's performance of such duties is no longer permissible under the Agreement or applicable law, and prohibits the Company from extending credit to any Noteholder for the purchase of a Note, purchasing Notes in any agency or trustee capacity or lending money to the Trust. The Company can be removed as Servicer only pursuant to an Event of Termination as discussed below.

REPURCHASE OPTION

      Green Tree, the Servicer and the Note Insurer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Monthly Period as of the last day of which the Pool Scheduled Principal Balance is equal to or less than 10% of the Cut-off Date Pool Principal Balance, all remaining Contracts and the other remaining Trust Property at a price equal to the unpaid principal amount of the Notes and Certificates, plus accrued and unpaid interest thereon, provided that all amounts owed to the Note Insurer are paid in full.

ADMINISTRATOR

      Green Tree Financial Servicing Corporation, a Delaware corporation (the "Administrator"), will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement. The Administrator, a subsidiary of Green Tree, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

REGISTRATION OF THE NOTES

      The Notes initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of the participating members of DTC. Definitive Notes will be available only under the limited circumstances described herein. Holders of the Notes may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      CEDEL and Euroclear will hold omnibus positions in the Notes on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

      The beneficial owners of Notes ("Note Owners") who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes may do so only through Participants (unless and until Definitive Notes, as defined below, are issued). In addition, Note Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC and Participants. Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below.

      Unless and until Definitive Notes (as defined below) are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders as that term is used in the Agreement. Note Owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

      While Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess certificates, the Rules provide a mechanism by which Note Owners will receive distributions and will be able to transfer their interests.

      Notes will be issued in registered form to Note Owners, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes"), only if (i) DTC or the Company advise the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Company or the Indenture Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Notes to Note Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

      DTC has advised the Company that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Sale and Servicing Agreement only at the direction of one or more Participants to whose DTC accounts the Notes are credited. DTC has advised the Company that DTC will take such action with respect to any fractional interest of the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Notes. DTC may take actions, at the direction of the Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

      Issuance of Notes in book-entry form rather than as physical certificates may adversely affect the liquidity of the Notes in the secondary market and the ability of Note Owners to pledge them. In addition, since distributions on the Notes will be made by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Note Owners, Note Owners may experience delays in the receipt of such distributions.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                                THE NOTE INSURER

      The information set forth in this section has been provided by Financial Security Assurance Inc. ("Financial Security" or the "Note Insurer"). No representation is made by the Company, the Underwriters or any of their affiliates as to the accuracy or completeness of such information or any information related to the Note Insurer incorporated by reference herein.

GENERAL

      Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

      Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities-- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

      Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and EXEL Limited. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

      The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

      Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

      Financial Security's insurance financial strength is rated "Aaa" by Moody's; Financial Security's insurer financial strength is rated "AAA" by S&P and Standard & Poor's (Australia) Pty. Ltd.; and Financial Security's claims paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Summary of the Terms of the Notes--Ratings" herein.

CAPITALIZATION

      The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998:

                                                           SEPTEMBER 30, 1998
                                                         ----------------------
                                                              (UNAUDITED)
                                                             (IN THOUSANDS)
                                                                        AS
                                                           ACTUAL   ADJUSTED(1)
                                                         ---------- -----------
Deferred Premium Revenue
 (net of prepaid reinsurance premiums).................  $  480,089 $  480,089
                                                         ---------- ----------
Surplus Notes..........................................      50,000    130,000
                                                         ---------- ----------
Minority Interests.....................................         --      20,000
                                                         ---------- ----------
Shareholder's Equity:
  Common Stock.........................................      15,000     15,000
  Additional Paid-In Capital...........................     614,787    684,787
  Accumulated Other Comprehensive Income
   (net of deferred income taxes)......................      41,923     41,923
  Accumulated Earnings.................................     326,145    326,145
Total Shareholder's Equity.............................     997,855  1,067,855
                                                         ---------- ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
 Interests and Shareholder's Equity....................  $1,527,944 $1,697,944
                                                         ========== ==========

--------
(1) Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from the Note Insurer in connection with the formation of a new indirect Bermuda subsidiary of the Note Insurer, initially capitalized with $100 million, including a $20 million minority interest owned by EXEL Limited, and (b) contribution by Holdings to the capital of the Note Insurer of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

      For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holding's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The financial statements of Financial Security and subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) of which this Prospectus Supplement and the Prospectus form a part:

  (a) Annual Report on Form 10-K for the year ended December 31, 1997; and

  (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

      All financial statements of Financial Security and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of the filing of such documents.

      Green Tree will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Secretary, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102.

      The Company on behalf of the Trust will undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

INSURANCE REGULATION

      Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and insurance of liability for borrowings.

                           THE NOTE INSURANCE POLICY

NOTE INSURANCE POLICY

      The following summary of the terms of the Note Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the
Note Insurance Policy. A form of the Note Insurance Policy may be obtained, upon request, from Green Tree.

      Simultaneously with the issuance of the Notes, the Note Insurer will deliver the Note Insurance Policy to the Indenture Trustee for the benefit of the Class A Noteholders. Under the Note Insurance Policy, the Note Insurer will irrevocably and unconditionally guarantee payment on each Payment Date to the Indenture Trustee for the benefit of the Class A Noteholders of the Insured Payments for such Payment Date calculated in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes, the Indenture or the Sale and Servicing Agreement, except amendments or modifications to which the Note Insurer has given its prior written consent. An Insured Payment for a Payment Date, if any, will equal the amount by which the sum of (a) the current interest payable on the Class A Notes and (b) the Class A Principal Deficiency Amount (the amount by which the principal balance of the Class A Notes exceeds the scheduled principal balance of the Contracts) and (c) on the maturity date, the amount by which the unpaid principal balance of the Class A Notes exceeds the cash available to pay such amount on that Payment Date (without regard to any Insured Payment to be made with respect to such Payment Date). Insured Payments do not cover Realized Losses; provided, however, that the Note Insurer is permitted at its sole option, but not required, to pay any losses in connection with the liquidation of a Contract in accordance with the Note Insurance Policy. Insured Payments do not cover deficiencies resulting from relief to debtors under the federal Soldiers' and Sailors' Civil Relief Act of 1940. Nevertheless, the effect of the Note Insurance Policy is to guaranty the timely payments of interest on, and the ultimate payment of the principal amount of, the Class A Notes.

      Payment of claims under the Note Insurance Policy will be made by the
Note Insurer following Receipt by the Note Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the relevant Payment Date.

      If any payment of an amount guaranteed by the Note Insurer pursuant to the Note Insurance Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Note Insurer will pay such amount out of the funds of the Note Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Note Insurer from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that a Noteholder is required to return principal or interest distributed with respect to a Note during the term of the Note Insurance Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of the Class A Noteholders(s) that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A Noteholder(s) in such form as is reasonably required by the Note Insurer and provided to the Class A Noteholder(s) by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Class A Noteholder(s) relating to or arising under the Class A Notes against the debtor that made such preference payment or otherwise with respect to such preference payment, and (ii) the date of Receipt by the Note Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Note Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Note Insurer).

      The terms "Receipt" and "Received," with respect to the Note Insurance Policy, mean actual delivery to the Note Insurer and to its fiscal agent appointed by the Note Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Note Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Note Insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

      Under the Note Insurance Policy, "Business Day" means any day other than
(i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York or the State of New York are authorized or obligated by law or executive order to be closed. The Note Insurer's obligations under the Note Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Note Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

      The Note Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest, as applicable, with respect to distribution on the Class A Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy. To the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Class A Noteholders, the Note Insurer will be subrogated to the rights of the Class A Noteholders, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payment so made to be a registered Class A Noteholder for purposes of payment.

      Claims under the Note Insurance Policy will rank equally with any other unsecured debt and unsubordinated obligations of the Note Insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the Note Insurer under the
Note Insurance Policy constitute pari passu claims against the general assets of the Note Insurer. The terms of the Note Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Company. The Note Insurance Policy may not be canceled or revoked prior to payment in full of the Notes. The Note Insurance Policy is governed by the laws of the State of New York. The Note Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      To the fullest extent permitted by applicable law, the Note Insurer agrees under the Note Insurance Policy not to assert, and waives, for the benefit of each Class A Noteholder, all of its rights (whether by counterclaim, setoff or otherwise) and defense (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Note Insurer to avoid payment of its obligations under the Note Insurance Policy in accordance with the express provisions of the Note Insurance Policy.

      Pursuant to the terms of the Sale and Servicing Agreement and the Indenture, unless a Note Insurer Default exists, the Note Insurer will be deemed to be a Class A Noteholder for all purposes (other than with respect to payment on the Class A Notes), will be entitled to exercise all rights of the Class A Noteholders thereunder, without the consent of such Noteholders, and the Class A Noteholders may exercise such rights only with the prior written consent of the Note Insurer. In addition, the Note Insurer will have, as a third party beneficiary to the Sale and Servicing Agreement, among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement in the event of a Servicer Termination Event (as defined in the Sale and Servicing Agreement) and to institute proceedings against the Servicer; (ii) the right to consent to or direct any waivers of defaults by the Servicer;
(iii) the right to remove the Indenture Trustee pursuant to the Indenture; (iv) the right to direct the actions of the Indenture Trustee during the continuation of a Servicer default; (v) the right to require the Company to repurchase Contracts for breach of representation and warranty or defect in documentation; (vi) the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving the Company; and (vii) the right to direct the Indenture Trustee to investigate certain matters. The Note Insurer's consent will be required prior to, among other things, (i) the removal of the Indenture Trustee, (ii) the appointment of any successor Indenture Trustee or Servicer or (iii) any amendment to the Sale and Servicing Agreement.

      The Company, the Issuer and the Note Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Company will agree to reimburse, with interest, the Note Insurer for amounts paid pursuant to claims under the Note Insurance Policy. The Company will further agree to pay the Note Insurer all reasonable charges and expenses that the Note Insurer may pay or incur relative to any amounts paid under the Note Insurance Policy or otherwise in connection with the transaction and to indemnify the Note Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Estate. An "event of default" by the Company under the Insurance Agreement will constitute a Servicer Termination Event under the Sale and Servicing Agreement and allow the Note Insurer, among other things, to direct the Indenture Trustee to terminate the Company or the Servicer. See "Administration, Removal and Resignation of the Servicer" herein. An "event of default" under the Insurance Agreement includes (i) the Company's or the Issuer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the inaccuracy or incompleteness in any material respect of any representation or warranty of the Company or the Issuer in the Insurance Agreement, the Sale and Servicing Agreement or certain other documents, (iii) the Company's or the Issuer's failure to perform or to comply with any covenant or agreement in the Insurance Agreement, the Sale and Servicing Agreement and certain other documents, (iv) a finding or ruling by a governmental authority or agency that the Insurance Agreement, the Sale and Servicing Agreement or certain other documents are not binding on the Company or the Issuer, (v) the Company's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Company or the Issuer and (vi) the occurrence of certain "performance test violations" designed to measure the performance of the Contracts.

                      DESCRIPTION OF THE LIMITED GUARANTY

      In order to mitigate the effect of the subordination of the Class B-2 Notes and liquidation losses and delinquencies on the Contracts, the Company will provide a guaranty (the "Class B-2 Limited Guaranty") against losses that would otherwise be borne by the Class B-2 Notes. Each payment required to be made under the Class B-2 Limited Guaranty is referred to as a "Class B-2 Guaranty Payment." Prior to the Class B-1 Cross-over Date, and on any Payment Date on or after the Class B-1 Cross-over Date on which a Class B Principal Distribution Test is not satisfied, the Class B-2 Guaranty Payment will equal the amount, if any, by which (i) the sum of (a) the Class B-2 Formula Distribution Amount for such Payment Date (which will be equal to accrued and unpaid interest on the Class B-2 Notes) and (b) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (ii) the Class B-2 Distribution Amount for such Payment Date. The Class B-2 Liquidation Loss Principal Amount for any Payment Date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance for such Payment Date exceeds the Pool Scheduled Principal Balance for such Payment Date (but in no event greater than the Class B-2 Principal Balance). The Class B-2 Liquidation Loss Principal Amount is, in substance, the amount of delinquencies and losses experienced on the Contracts during the related Due Period that was not absorbed by the Certificate and the related Monthly Servicing Fee otherwise payable to the Company (so long as the Company or any wholly owned subsidiary of the Company is the Servicer) with respect to the Contracts. On each Payment Date on or after the Class B-1 Cross-over Date, if each Class B Principal Distribution Test is satisfied on such Payment Date (or the Class A Principal Balance and the Class M Principal Balance have been reduced to zero), the Class B-2 Guaranty Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount for such Payment Date (which will include both interest and principal) and (ii) the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds (b) the Class B-2 Distribution Amount for such Payment Date.

      The Class B-2 Limited Guaranty will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2

Limited Guaranty will not benefit in any way, or result in any payment to, the Class A, Class M or Class B-1 Noteholders.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

      The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership and disposition of the Notes. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences" and "Certain State Income Tax Consequences" in the Prospectus.

      Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

      In the opinion of Briggs and Morgan, Professional Association, for Federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and neither the Trust nor any portion of the Trust will constitute a taxable mortgage pool taxable as a corporation.

      The Class A-1 and Class A-2 Notes will not be issued with original issue discount ("OID"). Depending upon the price at which a substantial portion of a Class of Notes is sold, the Class M-1, Class M-2 and Class B-1 Notes may be issued with OID.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be 100% of the Prepayment Assumption. No representation is made that the Contracts will prepay at that rate or any other rate.

      The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

                              ERISA CONSIDERATIONS

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

      Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that, as of the date of this prospectus supplement, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, the Underwriters, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of asset invested and the position of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; and PTCE 96-23, regarding transactions effected by "in-house asset managers."

      In addition, if the Notes were treated as an Equity Interest in the future, the assets of the Trust could be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code. In view of the investor-specific nature of the conditions on the exemptive relief available under ERISA and the Code, each investor should determine whether it is investing plan assets in the Notes and, if it is, should determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. By acquiring Notes, each purchaser will be deemed to represent that either (1) it is not acquiring the Note with the assets of a Benefit Plan; or (2) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under
Section 406(a) of ERISA or Section 4975 of the Code.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

      A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                    EXPERTS

      The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ending December 31, 1997, incorporated by reference in this Prospectus Supplement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  UNDERWRITING

      The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Notes set forth opposite their names below.

                                                        PRINCIPAL    PRINCIPAL
                                                        AMOUNT OF    AMOUNT OF
                                                          CLASS        CLASS
     UNDERWRITER                                        A-1 NOTES    A-2 NOTES
     -----------                                       ------------ -----------
   Merrill Lynch, Pierce, Fenner & Smith
          Incorporated................................ $245,280,000 $         0
   Lehman Brothers Inc. ..............................            0  99,645,000
                                                       ------------ -----------
     Totals........................................... $245,280,000 $99,645,000
                                                       ============ ===========

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A-1 and Class A-2 Notes offered hereby if any such Notes are purchased. In the event of a default by the Underwriters, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

      The Company has been advised by the Underwriters that they propose initially to offer the Notes to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                           SELLING   REALLOWANCE
        CLASS                                             CONCESSION  DISCOUNT
        -----                                             ---------- -----------
        A-1..............................................    0.2%      0.075%
        A-2..............................................    0.2%      0.075%

      In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Company nor any of the Underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A-1 and Class A-2 Notes. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      Until the distribution of the Class A-1 and Class A-2 Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Class A-1 and Class A-2 Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Class A-1 and Class A-2 Notes.

      Each Underwriter has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Class Class A-1 and Class A-2 Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the

Financial Services Act 1986 with respect to anything done by it in relation to the Class A-1 and Class A-2 Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A-1 and Class A-2 Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

      Subject to the terms and conditions set forth in an Underwriting Agreement relating to the Class M and Class B-1 Notes, the Underwriters have agreed to offer the Class M and Class B-1 Notes on a best effort basis and the Company has agreed to sell the Class M and Class B-1 Notes if and when sold by the Underwriters.

      Each Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

      The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other home improvement contract or home equity loan pass-through certificates without the consent of the Underwriters.

      Each of the Underwriters (or affiliates thereof) has from time to time provided or may in the future provide warehouse and other financing to the Company or its affiliates.

                                 LEGAL MATTERS

      Certain legal matters relating to the issuance of the Notes will be passed upon for the Company and the Trust by Briggs and Morgan, Professional Association, St. Paul and Minneapolis, Minnesota, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Notes will be passed upon for the Company by Briggs and Morgan, Professional Association.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Certificates will be available only in book-entry form (the "Global Certificates"). Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

      Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

      Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 846(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

        Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a foreign trust within the meaning of Section 7701 (1)(31) of the Code. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

PROSPECTUS

            GREEN TREE HOME IMPROVEMENT AND HOME EQUITY LOAN TRUSTS
                               LOAN-BACKED NOTES
                           LOAN-BACKED CERTIFICATES

                               ---------------

                       GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

                               ---------------

  The Loan-Backed Notes (the "Notes") and the Loan-Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will include either one or more classes (each, a "Class") of Notes or, if Certificates are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement.

  The Notes and the Certificates, if any, of any Series of Securities will be issued by a trust (a "Trust") to be formed with respect to such Series by Green Tree Financial Corporation ("Green Tree"). The assets of each Trust (the "Trust Property") will include specified interests in separate pools of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts") and (ii) closed-end home equity loans, and liens on the related real estate (the "Home Equity Contracts," and, together with the Home Improvement Contracts, the "Contracts"), as more particularly described herein. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by Green Tree. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Securities will be set forth in the related Prospectus Supplement. Green Tree will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Contracts (the "Subsequent Contracts") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

  Each Trust will be formed pursuant to a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Owner Trustee and certain other parties as specified in the related Prospectus Supplement. A Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among Green Tree, as Seller and Servicer, and each Trust. The Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes of a Series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

                                                       (Continued on next page)


FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ---------------

  THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF GREEN TREE (EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY AFFILIATE OF GREEN TREE.

                               ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ---------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 9, 1998.

(Continued from previous page)

  Except as otherwise provided in the related Prospectus Supplement, each Class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. A Series may include two or more Classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series, if any, will be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

  Each Class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, liquidations and repurchases of Contracts) on the related Contracts.

  Except as otherwise specified in the related Prospectus Supplement, the only obligations of Green Tree with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except as otherwise specified in the related Prospectus Supplement, the Servicer's obligations with respect to the Securities evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. See "Description of the Trust Documents--Advances."

  If specified in the related Prospectus Supplement, a financial guaranty insurance policy, letter of credit, surety bond, Green Tree guaranty, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Trust or any Class of Securities.

  Unless otherwise provided in the related Prospectus Supplement, the Notes and the Certificates, if any, of any Series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

  There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

                             AVAILABLE INFORMATION

  Green Tree, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                          REPORTS TO SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities--Statements to Securityholders" and "--Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Green Tree does not intend to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, unless otherwise specified in the related Prospectus Supplement, Green Tree expects that each Trust's obligation to file such reports will be terminated following the end of the year in which such Trust is formed in accordance with the Exchange Act and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement.

  All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

  Green Tree will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John Dolphin, Vice President and Director of Investor Relations, Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, telephone number (612) 293-3400.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus and in the related Prospectus Supplement.

Issuer.............................. With respect to each series of Securities, a trust (the "Trust") will be formed by
                                     Green Tree pursuant to a Trust Agreement
                                     between the Seller, the trustee (the "Owner
                                     Trustee") specified in the related
                                     Prospectus Supplement and certain other
                                     parties as specified in the related
                                     Prospectus Supplement.
Seller.............................. Green Tree Financial Corporation (in such capacity referred to herein as "Green
                                     Tree").
Servicer............................ Green Tree Financial Corporation (in such capacity referred to herein as the
                                     "Servicer," which term shall include any
                                     successor to Green Tree Financial
                                     Corporation in such capacity under the
                                     applicable Sale and Servicing Agreement (as
                                     defined herein)).
Risk Factors........................ Certain special considerations are particularly relevant to a decision to
                                     invest in any Securities sold hereunder.
                                     See "Risk Factors" herein.
Trustee............................. The Owner Trustee for a Trust, as specified in the related Prospectus Supplement. The
                                     Owner Trustee for any Trust will be
                                     referred to in this Prospectus as the
                                     "Trustee," although the Prospectus
                                     Supplement will refer to the Trustee as the
                                     "Owner Trustee" in order to distinguish the
                                     Owner Trustee and the Indenture Trustee for
                                     such Series. See "Description of the Trust
                                     Documents--The Trustee."
Indenture Trustee................... With respect to any Series of Securities, the Indenture Trustee specified in the
                                     related Prospectus Supplement (the
                                     "Indenture Trustee").


The Notes.......................... Each Series of Securities will include one or more Classes of Notes, which will be
                                    issued pursuant to an Indenture.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, Notes will be
                                    available for purchase in denominations of
                                    $1,000 and integral multiples thereof, and
                                    will be available in book-entry form only.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, beneficial owners of
                                    Notes ("Note Owners") will be able to
                                    receive Definitive Notes only in the
                                    limited circumstances described herein or

     in the related Prospectus Supplement. See
     "Certain Information Regarding the
     Securities--Book-Entry Registration."

     The Notes will not be guaranteed or insured by any government agency or, unless otherwise specified in the related
     Prospectus Supplement, other insurer and, except as described herein and in the related Prospectus Supplement, the
     Contracts will not be guaranteed or insured by any government agency or other insurer.
     Unless otherwise specified in the related
     Prospectus Supplement, each Class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Interest Rate"). Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable
     Interest Rate, or any combination of the foregoing. The related Prospectus
     Supplement will specify the Interest Rate and the method for determining subsequent changes to the Interest Rate.
     A Series may include two or more Classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contract Pool. In addition, a Series may include one or more Classes of Notes
     ("Stripped Notes") entitled to (i)
     principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.
     The Notes of a Series may include one or more Classes ("Subordinated Notes") which are subordinated in right of distribution to one or more other Classes of Notes
     ("Senior Notes"). Notes of a Series which includes Senior Notes and Subordinated
     Notes are referred to herein collectively as "Senior/Subordinated Notes." A Series of
     Senior/Subordinated Notes may include one or more Classes ("Mezzanine Notes") which are subordinated to one or more Classes of Notes and are senior to one or more Classes of Notes.
     If the Seller or the Servicer exercises its option to purchase the Contracts of a Trust on the terms and conditions described under "Description of the Trust Documents--
     Termination," the outstanding Notes, if

                                     any, of such Series will be redeemed as set
                                     forth in the related Prospectus Supplement.
                                     In addition, if the related Prospectus
                                     Supplement provides that the property of a
                                     Trust will include a Pre-Funding Account
                                     (the "Pre-Funding Account"), the
                                     outstanding Notes, if any, of such Series
                                     will be subject to partial redemption on or
                                     immediately following the end of the Pre-
                                     Funding Period in an amount and manner
                                     specified in the related Prospectus
                                     Supplement (the "Pre-Funding Period"). In
                                     the event of such partial redemption, the
                                     Note Owners may be entitled to receive a
                                     prepayment premium from the Trust, in the
                                     amount and to the extent provided in the
                                     related Prospectus Supplement.
The Certificates.................... With respect to any Series of Securities including one or more Classes of
                                     Certificates, such Certificates will be
                                     issued pursuant to the related Trust
                                     Documents. For convenience of description,
                                     any reference in this Prospectus to a
                                     "Class" of Certificates includes a
                                     reference to any subclasses of such Class.
                                     If so specified in a Prospectus Supplement,
                                     the Certificates of a Series may include
                                     one or more Classes which (i) are entitled
                                     to receive distributions only in respect of
                                     principal ("Principal Only Certificates"),
                                     interest ("Interest Only Certificates") or
                                     any combination thereof, or in specified
                                     proportions in respect of such payments,
                                     and/or (ii) are entitled to receive
                                     distributions in respect of principal
                                     before or after specified principal
                                     distributions have been made on one or more
                                     other Classes of Certificates within such
                                     Series ("Fast Pay/Slow Pay Certificates"),
                                     or on a planned amortization schedule ("PAC
                                     Certificates") or targeted amortization
                                     schedule ("TAC Certificates") or upon the
                                     occurrence of other specified events. See
                                     "The Certificates."
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, Certificates will be
                                     available for purchase in denominations of
                                     $1,000 and in integral multiples thereof
                                     and will be available in book-entry form
                                     only. Unless otherwise specified in the
                                     related Prospectus Supplement, beneficial
                                     owners of Certificates ("Certificate
                                     Owners") will be able to receive Definitive
                                     Certificates only in the limited
                                     circumstances described herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."

     The Certificates of a Series will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus
                                     Supplement, other insurer and, except as
                                     described herein and in the related
                                     Prospectus Supplement, the Contracts will
                                     not be guaranteed or insured by any
                                     government agency or other insurer.
                                     Unless otherwise specified in the related
                                     Prospectus Supplement, each Class of
                                     Certificates will have a stated Certificate
                                     Balance (as defined in the related
                                     Prospectus Supplement) and will accrue
                                     interest on such Certificate Balance at a
                                     specified rate (with respect to each Class
                                     of Certificates, the "Pass-Through Rate").
                                     Each Class of Certificates may have
                                     a different Pass-Through Rate, which may be
                                     a fixed, variable or adjustable Pass-
                                     Through Rate, or any combination of the
                                     foregoing. The related Prospectus
                                     Supplement will specify the Pass-Through
                                     Rate for each Class of Certificates, or the
                                     initial Pass-Through Rate and the method
                                     for determining subsequent changes to the
                                     Pass-Through Rate.
                                     The Certificates of a Series may include
                                     one or more Classes ("Subordinated
                                     Certificates") which are subordinated in
                                     right of distribution to one or more other
                                     Classes of Certificates ("Senior
                                     Certificates"). Certificates of a Series
                                     which includes Senior Certificates and
                                     Subordinated Certificates are referred to
                                     herein collectively as "Senior/Subordinated
                                     Certificates." A Series of
                                     Senior/Subordinated Certificates may
                                     include one or more Classes ("Mezzanine
                                     Certificates") which are subordinated to
                                     one or more Classes of Certificates and are
                                     senior to one or more Classes of
                                     Certificates.
                                     If the Seller or Servicer exercises its
                                     option to purchase the Contracts of a Trust
                                     on the terms and conditions described under
                                     "Description of the Trust Documents--
                                     Termination," Certificate Owners will
                                     receive an amount in respect of the
                                     Certificates as specified in the related
                                     Prospectus Supplement. In addition, if the
                                     related Prospectus Supplement provides that
                                     the property of a Trust will include a Pre-
                                     Funding Account, Certificate Owners will
                                     receive a distribution in respect of
                                     principal on or immediately following the
                                     end of the funding period specified in the
                                     related Prospectus Supplement in an amount
                                     and manner specified in the related
                                     Prospectus Supplement.
Subordination....................... With respect to any Series of Securities including one or more Classes of
                                     Certificates, distributions in respect of
                                     the Certificates may be subordinated in
                                     priority of payment to payments on the
                                     Notes, to the
                                     extent specified in the related Prospectus
                                     Supplement.

     One or more Classes of Notes of any Series may be Subordinated Notes, as specified in the related Prospectus Supplement. The rights of the Subordinated Noteholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Noteholders to the extent and in the manner specified in the related Prospectus
     Supplement. If a Series contains more than one Class of Subordinated Notes, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Noteholders, to the extent not subordinated, may be on a parity with those of the Senior
     Noteholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Noteholders against losses. If so specified in the applicable
     Prospectus Supplement, other Classes of
     Subordinated Notes may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.
     One or more Classes of Certificates of any Series may be Subordinated Certificates, as specified in the related Prospectus
     Supplement. The rights of the Subordinated
     Certificateholders to receive any or a
     specified portion of distributions with
     respect to the Contracts will be
     subordinated to the rights of Senior
     Certificateholders to the extent and in the manner specified in the related Prospectus
     Supplement. If a Series contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated
     Certificateholders, to the extent not
     subordinated, may be on a parity with those of the Senior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior
     Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior
     Certificateholders against losses. If so specified in the applicable Prospectus
     Supplement, Mezzanine Certificates or other
     Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

Trust Property...................... Each Note will represent an obligation of, and each Certificate, if any, will
                                     represent a fractional undivided interest
                                     in, the related Trust. The assets of
                                     each Trust (the "Trust Property") will
                                     include, among other things, (i) a pool
                                     (the "Contract Pool") of fixed or variable
                                     rate home improvement contacts and
                                     promissory notes and closed-end home equity
                                     loans, (ii) amounts held in the Collection
                                     Account, including all investments therein,
                                     all income from the investment of funds
                                     therein and all proceeds thereof, certain
                                     other accounts and the proceeds thereof,
                                     (iii) proceeds from FHA Insurance (with
                                     respect to any FHA-insured Home Improvement
                                     Contract included in the Contract Pool),
                                     (iv) any letter of credit, guarantee,
                                     surety bond, insurance policy, cash reserve
                                     fund or other credit enhancement securing
                                     payment of all or part of a Series of
                                     Securities, (v) certain other rights under
                                     the Trust Documents and (vi) such other
                                     property as may be specified in the related
                                     Prospectus Supplement. In addition, if so
                                     specified in the related Prospectus
                                     Supplement, the Trust Property will include
                                     monies on deposit in a Pre-Funding Account
                                     to be established with the Indenture
                                     Trustee or the Trustee, which will be used
                                     to purchase Subsequent Contracts (as
                                     defined below) from the Seller from time to
                                     time during the Pre-Funding Period
                                     specified in the related Prospectus
                                     Supplement, as well as any Subsequent
                                     Contracts so purchased. See "The Trusts."
                                     If and to the extent provided in the
                                     related Prospectus Supplement, the related
                                     Trust will be obligated to purchase from
                                     Green Tree (subject to the satisfaction of
                                     certain conditions described in the
                                     applicable Sale and Servicing Agreement),
                                     additional Contracts (the "Subsequent
                                     Contracts") from time to time (as
                                     frequently as daily) during the Pre-Funding
                                     Period specified in the related Prospectus
                                     Supplement having an aggregate principal
                                     balance approximately equal to the amount
                                     on deposit in the Pre-Funding Account (the
                                     "Pre-Funded Amount") on such Closing Date.
                                     Green Tree will be obligated to repurchase
                                     Contracts upon the occurrence of certain
                                     breaches of representations and warranties
                                     (a "Repurchase Event"). See "Description of
                                     the Trust Documents--Sale and Assignment of
                                     the Contracts" and "Certain Legal Aspects
                                     of the Contracts--Repurchase Obligations."

Enhancement......................... If and to the extent specified in the related Prospectus Supplement, as an
                                     alternative, or in addition, to the credit
                                     enhancement afforded by subordination of
                                     the Subordinated Notes and Subordinated
                                     Certiticates, credit enhancement with
                                     respect to a Trust or any Class of
                                     Securities may include any one or more of
                                     the following: a financial guaranty
                                     insurance policy,
                                     letter of credit, surety bond, Green Tree
                                     guaranty, cash reserve fund, derivative
                                     product, or other form of credit
                                     enhancement, or any combination thereof.
                                     The enhancement with respect to any Trust
                                     or any Class of Securities may be
                                     structured to provide protection against
                                     delinquencies and/or losses on the
                                     Contracts, against changes in interest
                                     rates, or other risks, to the extent and
                                     under the conditions specified in the
                                     related Prospectus Supplement. Unless
                                     otherwise specified in the related
                                     Prospectus Supplement, any form of
                                     enhancement will have certain limitations
                                     and exclusions from coverage thereunder,
                                     which will be described in the related
                                     Prospectus Supplement. Further information
                                     regarding any provider of credit
                                     enhancement, including financial
                                     information when material, will be included
                                     in the related Prospectus Supplement. See
                                     "Description of the Trust Documents--
                                     Enhancement."
Servicing........................... The Servicer will be responsible for managing, administering, servicing and
                                     making collections on the Contracts held by
                                     each Trust. Unless otherwise specified in
                                     the related Prospectus Supplement, with
                                     respect to each Series of Securities
                                     compensation to the Servicer will include a
                                     monthly fee (the "Monthly Servicing Fee")
                                     which will be payable from the
                                     related Trust to the Servicer on each
                                     Distribution Date, in an amount equal to
                                     the product of one-twelfth of the annual
                                     servicing fee rate described in the
                                     applicable Prospectus Supplement multiplied
                                     by the aggregate principal balance of the
                                     Contracts (the "Aggregate Principal
                                     Balance") as of the first day of the prior
                                     calendar month ("Due Period"), plus any
                                     late fees and other administrative fees and
                                     expenses or similar charges collected with
                                     respect to the Contracts during such Due
                                     Period. See "Description of the Trust
                                     Documents--Servicing."
Advances............................ Unless otherwise specified in the related
                                     Prospectus Supplement, the Servicer will be
                                     obligated to make advances ("Advances")
                                     each month of any scheduled payments on the
                                     Contracts that were due but not received
                                     during the prior Due Period. The Servicer
                                     will be entitled to reimbursement of an
                                     Advance from the Amount Available in the
                                     Collection Account for

                                     the related Trust. The Servicer will be
                                     obligated to make an Advance only to the
                                     extent that it determines that such Advance
                                     will be recoverable from subsequent funds
                                     available therefor in the Collection
                                     Account for the related Trust. See
                                     "Description of the Trust Documents--
                                     Advances."
Contracts........................... The Contract Pool underlying a Series of
                                     Securities will consist of fixed or
                                     variable rate Contracts. Such Contracts, as
                                     specified in the related Prospectus
                                     Supplement, will consist of (1) home
                                     improvement contracts and promissory notes
                                     (the "Home Improvement Contracts"), which
                                     will be either conventional contracts or
                                     contracts insured by the Federal Housing
                                     Administration ("FHA") pursuant to Title I
                                     of the National Housing Act ("Title I"),
                                     and (2) closed-end home equity loans (the
                                     "Home Equity Contracts"). The Home
                                     Improvement Contracts will not be secured
                                     by any lien on the related real estate, and
                                     the Home Equity Loans may have a loan-to-
                                     value ratio substantially in excess of
                                     100%. If so specified in the related
                                     Prospectus Supplement, the Contract Pool
                                     may be divided into two or more sub-pools,
                                     in which event the Securities of certain
                                     specified Classes may be payable primarily
                                     from, and in respect of, the Contracts
                                     comprising a given sub-pool.

     The Prospectus Supplement for each Series will provide information with respect to
     (i) the aggregate principal balance of the Contracts comprising the Contract Pool, as of the date specified in the Prospectus
     Supplement (the "Cut-off Date"); (ii) the weighted average and range of contractual rates of interest (each, a "Contract Rate") on the Contracts; (iii) the weighted average and ranges of terms to scheduled maturity of the Contracts as of origination and as of the Cut-off Date; (iv) the percentage of the Contracts that are Home
     Improvement Contracts and Home Equity
     Contracts, respectively; (v) the average outstanding principal balance of the
     Contracts as of the Cut-off Date; (vi) the percentage of the Contracts that are FHA-insured; and (vii) the geographic location of improved real estate underlying the Contracts. In addition, if so specified in the related Prospectus Supplement, additional Contracts may be purchased from Green Tree during the Pre-Funding Period specified in the related Prospectus
     Supplement, from funds on deposit in a Pre-
     Funding Account.

                                    Except as otherwise specified in the
                                    related Prospectus Supplement, the
                                    Contracts will have been originated by
                                    Green Tree on an individual basis in the
                                    ordinary course of its business.
Collection Account................. With respect to each Series of Securities, the Servicer will establish and maintain
                                    one or more separate accounts (the
                                    "Collection Account") in the name of the
                                    Indenture Trustee for the benefit of the
                                    Certificate Owners and the Note Owners. All
                                    payments from obligors under the Contracts
                                    ("Obligors") that are received by the
                                    Servicer on behalf of each Trust will be
                                    deposited in the related Collection Account
                                    no later than one Business Day after
                                    receipt thereof.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, all payments from
                                    Obligors and all proceeds (net of
                                    reasonable expenses of collection) with
                                    respect to Liquidated Contracts ("Net
                                    Liquidation Proceeds") that are received by
                                    the Servicer will be deposited in the
                                    related Collection Account no later than
                                    one Business Day after receipt thereof.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement, the Servicer will be
                                    permitted to use any alternative remittance
                                    schedule acceptable to the Rating Agencies
                                    (as defined below). See "Description of the
                                    Trust Documents--Collections."
Representations and Warranties of   As a condition to the Seller's conveyance
 the Seller........................ of any Contract Pool to the Trust, the
                                    Seller will make certain representations
                                    and warranties in the related Sale and
                                    Servicing Agreement regarding the
                                    Contracts. The Trustee will assign its
                                    right to enforce such representations and
                                    warranties to the related Indenture Trustee
                                    as collateral for the Notes. Under the
                                    terms of the Sale and Servicing Agreement,
                                    if the Seller becomes aware of a breach of
                                    any such representation or warranty that
                                    materially adversely affects the interests
                                    of the Note Owners, the Certificate Owners,
                                    if any, or the related Trust therein (a
                                    "Repurchase Event") in any Contract or
                                    receives written notice of such a breach
                                    from the Trustee, the Indenture Trustee or
                                    the Servicer, then the Seller will be
                                    obligated either to cure such breach or to
                                    repurchase or, if so provided in the
                                    related Prospectus Supplement, substitute
                                    for the affected Contract, in each case
                                    under the conditions further described
                                    herein and in the Prospectus Supplement.
                                    See "Description of the Trust Documents--
                                    Sale and Assignment of the Contracts."
Optional Purchase of Contracts..... Unless otherwise specified in the related
                                    Prospectus Supplement, with respect to each
                                    Series of Securities, the Seller or the
                                    Servicer may purchase all the

                                     Contracts held by the related Trust on any
                                     Distribution Date following the first Due
                                     Period as of which the Aggregate Principal
                                     Balance has declined
                                     to 10% or less (or such other percentage as
                                     may be specified in the related Prospectus
                                     Supplement) of the Aggregate Principal
                                     Balance as of the Cut-off Date (the "Cut-
                                     off Date Principal Balance"), subject to
                                     certain provisions in the related Trust
                                     Documents. See "Description of the Trust
                                     Documents--Termination."
Tax Status.......................... In the opinion of Counsel to Green Tree, for federal and Minnesota income tax
                                     purposes, the Notes will be characterized
                                     as debt and the Trust will not be
                                     characterized as an association or a
                                     publicly traded partnership taxable as a
                                     corporation. Each Noteholder, by the
                                     acceptance of a Note, will agree to treat
                                     the Notes as debt. Each Certificateholder,
                                     by the acceptance of a Certificate, will
                                     agree to treat the Trust as a partnership
                                     in which the Certificateholders are
                                     partners for federal income tax purposes.
                                     Alternative characterizations of the Trust,
                                     the Notes and the Certificates are
                                     possible, but would not result in
                                     materially adverse tax consequences to
                                     Noteholders or Certificateholders. See
                                     "Certain Federal Income Tax Consequences"
                                     and "Certain State Income Tax Consequences"
                                     herein.
ERISA Considerations ............... Subject to the considerations discussed under "ERISA Considerations" herein and in
                                     the related Prospectus Supplement, and
                                     unless otherwise specified in the related
                                     Prospectus Supplement, the Notes will be
                                     eligible for purchase by employee benefit
                                     plans subject to the Employee Retirement
                                     Income Security Act of 1974, as amended
                                     ("ERISA"). The related Prospectus
                                     Supplement will provide further information
                                     with respect to the eligibility of a Class
                                     of Certificates for purchase
                                     by employee benefit plans. A fiduciary of
                                     any employee benefit plan subject to ERISA,
                                     or the Internal Revenue Code of 1986, as
                                     amended (the "Code"), should review
                                     carefully with its legal advisors whether
                                     the purchase or holding of a Class of
                                     Certificates could give rise to a
                                     transaction prohibited or otherwise
                                     impermissible under ERISA or the Code. See
                                     "ERISA Considerations" herein and in the
                                     related Prospectus Supplement.
Legal Investment ................... The Securities will not constitute
                                     "mortgage related securities" under the
                                     Secondary Mortgage Market Enhancement Act
                                     of 1984, as amended. See "Legal Investment
                                     Considerations."

Rating.............................. As a condition of issuance, the Securities of each Series offered pursuant to this
                                     Prospectus will be rated in one of the four
                                     highest rating categories by at least one
                                     nationally recognized rating agency (a
                                     "Rating Agency"). There is no assurance
                                     that the rating initially assigned to such
                                     Securities will not be subsequently lowered
                                     or withdrawn by the Rating Agency. In the
                                     event the rating initially assigned to any
                                     Securities is subsequently lowered for any
                                     reason, no person or entity will be
                                     obligated to provide any
                                     credit enhancement in addition to the
                                     credit enhancement, if any, specified in
                                     the related Prospectus Supplement.
Registration of Certificates........ Unless otherwise specified in the related
                                     Prospectus Supplement, the Notes and the
                                     Certificates, if any, of each Series will
                                     be registered in the name of Cede & Co., as
                                     the nominee of DTC, and will be available
                                     for purchase only in book-entry form on the
                                     records of DTC and participating members
                                     thereof. Notes and Certificates will be
                                     issued in definitive form only under the
                                     limited circumstances
                                     described herein. All references herein to
                                     "Holders," "Certificateholders" or
                                     "Noteholders" shall reflect the rights of
                                     beneficial owners of Notes ("Note Owners")
                                     or of Certificates ("Certificate Owners"),
                                     as the case may be, as they may indirectly
                                     exercise such rights through DTC and
                                     participating members thereof, except as
                                     otherwise specified herein or in the
                                     related Prospectus Supplement. See "Certain
                                     Information Regarding the Securities--Book-
                                     Entry Registration."

                                 RISK FACTORS

LIMITATIONS ON AVAILABILITY OF FHA INSURANCE

  The related Prospectus Supplement will specify the number and percentage of Contracts included in the Contract Pool that are insured by FHA pursuant to Title I. The availability of FHA Insurance following a default on an FHA-insured Home Improvement Contract is subject to a number of conditions, including strict compliance by Green Tree with FHA regulations in originating and servicing the Home-Improvement Contract. Although Green Tree is an FHA-approved lender and believes, and will represent and warrant in the Sale and Servicing Agreement, that it has complied with FHA regulations, such regulations are susceptible to substantial interpretation. Green Tree is not required to obtain, and has not obtained, approval from FHA of its origination and servicing practices. Failure to comply with FHA regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. From time to time Green Tree is engaged in disputes with FHA over the validity of claims submitted and Green Tree's compliance with FHA regulations in servicing loans insured by FHA, such as the FHA-insured Home Improvement Contracts. In addition, any insurance claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Home Improvement Contract, up to nine months unpaid interest thereon (computed at 7% per annum) and certain liquidation costs.

  The amount of FHA Insurance available with respect to a Series of Securities at any given time with respect to the FHA-insured Home Improvement Contracts included in a Contract Pool is limited to the balance of a reserve amount determined with respect to all FHA Title I loans originated and reported for insurance by Green Tree and not sold, or sold with recourse, by Green Tree, including manufactured housing contracts as well as home improvement loans. Such reserve amount, as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA Insurance claims paid, and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by Green Tree. Severe losses on Green Tree's FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by Green Tree, could reduce or eliminate Green Tree's FHA Insurance reserves, in which event FHA Insurance would not be available to cover losses on FHA-insured Contracts. In the event Green Tree were terminated as Servicer due to its bankruptcy or otherwise, it is anticipated that a proportionate amount of Green Tree's FHA Insurance reserves would be transferred to the reserve account of the Trustee or other successor servicer, but there can be no assurance of the amount, if any, that would be so transferred. See "Description of FHA Insurance."

LIMITED OBLIGATIONS

  Except as otherwise specified in the related Prospectus Supplement, the Securities of a Series will not represent an interest in or obligation of Green Tree. The Securities of any Series will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, the Servicer or (except as otherwise specified in the related Prospectus Supplement) any other party.

JUNIOR MORTGAGE LIENS

  Green Tree expects that a substantial number of the liens on the improved real estate securing the Contracts in a given Contract Pool will be junior to other liens on such real estate. The rights of the Trust (and therefore the Securityholders of the related Series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the Home Equity Contract to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Contracts--Repurchase Obligations."

HOME IMPROVEMENT CONTRACTS UNSECURED

  The obligations of the Obligor under each Home Improvement Contract included in a Contract Pool will not be secured by an interest in the related real estate or otherwise, and the related Trust, as the owner of such

Home Improvement Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a Home Improvement Contract, the related Trust will have recourse only against the Obligor's assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on a Home Improvement Contract, the obligations of the Obligor under such Home Improvement Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. An Obligor on a Home Improvement Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such Home Improvement Contract as if such obligations were secured by the real estate owned by such Obligor.

RISKS TO INVESTORS UPON ANY INSOLVENCY OF GREEN TREE

  Green Tree intends that any transfer of Contracts to the related Trust will constitute a sale, rather than a pledge of the Contracts to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Green Tree or Green Tree as debtor-in-possession might argue that such sale of Contracts by Green Tree was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could cause the related Trust to experience a delay in or reduction of collections on the Contracts.

VALUE OF MORTGAGED PROPERTY

  A substantial portion of the Home Equity Contracts included in a Contract Pool are expected to have loan-to-value ratios of 90% or more, based on the aggregate of the outstanding principal balances of all senior mortgages or deeds of trust and of the Contract on the one hand, and the value of the home and an estimate of the value of the financed improvement, where applicable, on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a Contract or other factors could adversely affect the value of the property securing a conventional (i.e., not insured by FHA) Home Improvement Contract or a Home Equity Contract such that the remaining balance of such Contract, together with that of any senior liens on the related property, could equal or exceed the value of the property.

NON-RECORDATION OF MORTGAGE ASSIGNMENTS

  Because of the expense and administrative inconvenience involved, Green Tree will not record the assignment to the Trustee of the mortgage or deed of trust securing any Home Equity Contract. In some states, in the absence of such recordation, the assignment to the related Trustee of the mortgage or deed of trust securing a Home Equity Contract may not be effective against creditors of or purchasers from Green Tree or a trustee in bankruptcy of Green Tree.

SUBORDINATION OF CERTAIN CLASSES OF SECURITIES; LIMITED ASSETS

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on some or all Classes of Securities of a Series may be subordinated in priority of payment to interest and principal due on the Notes of such Series and/or to distributions of interest and principal on other Classes of Securities of such Series. In addition, holders of certain Classes of Securities of any Series may have the right to take actions that are detrimental to the interests of the holders of certain other Classes of Securities of such Series. For example, holders of a Class of more senior Securities may be entitled to instruct the Indenture Trustee or Trustee to liquidate the Trust Property when it is not in the interest of holders of more junior Classes of Securities of such Series to do so. Conversely, certain actions may require the consent of a majority of Security Owners of all Classes of a Series, which may mean that Security Owners of more junior classes can prevent the Security Owners of more senior Classes of such Series from taking action. Moreover, no Trust will have any significant assets or sources of funds other than the Contracts and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and any credit enhancement specified in the related Prospectus Supplement. The Notes of any Series will represent obligations solely of, and the Certificates, if any, of such Series will represent interests solely in, the related Trust, and, except as specified in the related Prospectus Supplement, neither the Notes nor the Certificates of any such Series will be insured or guaranteed by Green Tree, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any Series must rely for payment upon payments on the related Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, credit enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities of such Series, and accordingly may be exhausted for the benefit of some Classes and thereafter be unavailable for such other Classes.

YIELD AND PREPAYMENT CONSIDERATIONS

  The weighted average life of the Securities will be reduced by full or partial prepayments on the Contracts. The Contracts will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Green Tree as a result of certain uncured breaches of the warranties made by it with respect to the Contracts, purchases by the Servicer as a result of certain uncured breaches of the covenants with respect to the Contracts made by it in the related Sale and Servicing Agreement, or Green Tree or the Servicer exercising its option to purchase all of the remaining Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date will include all prepayments on the Contracts during the corresponding Due Periods. The Certificate Owners and the Note Owners will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY OF THE SECURITIES

  There is currently no market for the Securities of any Series. Although Green Tree expects that the underwriters of any particular Series will intend to make a secondary market for such Securities, they will have no obligation to do so. There can be no assurance that any such market will develop or, if it does develop, that it will provide Certificate Owners or Note Owners with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

  Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities--Book-Entry Registration."

                                  THE TRUSTS

  With respect to each Series of Securities, Green Tree will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Notes and the Certificates, if any, of such Series and distributing payments thereon.

  Each Note will represent an obligation of, and each Certificate, if any, will represent a fractional undivided interest in, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Contract Pool, (ii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof), (iii) proceeds from FHA Insurance (with respect to any FHA-insured Home Improvement Contract included in the Contract Pool), (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Securities,
(v) certain other rights under the Trust Documents and (vi) such other property as may be specified in the related Prospectus Supplement. See "The Contracts" and "Description of the Trust Documents--Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Contracts from Green Tree from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more Classes of Securities. Holders of Securities of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Securities, except with respect to FHA Insurance reserves.

  Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the Contracts included in each Trust will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the Securities. A copy of the Sale and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Sale and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

  Whenever in this Prospectus terms such as "Contract Pool," "Trust," "Sale and Servicing Agreement," "Interest Rate or "Pass-Through Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool and Trust, each Sale and Servicing Agreement, each Interest Rate applicable to the related Class of Notes and each Pass-Through Rate applicable to the related Class of Certificates.

THE CONTRACT POOLS

  Except as otherwise specified in the related Prospectus Supplement, the Contract Pool will consist of (i) home improvement contracts and promissory notes (the "Home Improvement Contracts"), and (ii) closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, the "Contracts"), originated by Green Tree on an individual basis in the ordinary course of business. The Home Improvement Contracts may be conventional home improvement contracts or contracts insured by FHA. The Home Improvement Contracts will not be secured by any lien on the related real estate, and the Home Equity Loans may have a loan-to-value ratio substantially in excess of 100%. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

  For each Series of Securities, Green Tree will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Green Tree, as Servicer (in such capacity referred to herein as the "Servicer," which term shall include any successor to Green Tree in such capacity under the applicable Sale and Servicing Agreement), will service the Contracts pursuant to the Sale and Servicing Agreement. See "Description of the Trust Documents--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Trustee or a custodian on its behalf.

  The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balance of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the range of original maturities of the Contracts and the last maturity date of any Contract; and the geographic location of improved real estate securing the Contracts. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Green Tree will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders in a Contract, Green Tree will be obligated to cure the breach in all material respects, or to repurchase or substitute for the Contract as described below. This repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of representation or warranty by Green Tree. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Securities of such Series will be limited solely to the express obligations of such Trustee set forth in the related Trust Documents. A Trustee may resign at any time, in which event the General Partner will be obligated to appoint a successor trustee. The General Partner may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the Trustee becomes insolvent. In such circumstances, the General Partner will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                       GREEN TREE FINANCIAL CORPORATION

GENERAL

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and home equity loans. Green Tree is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. Green Tree began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. Green Tree also purchases, pools and services installment sales contracts for various consumer products. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

CONTRACT ORIGINATION

  Home Improvement Contracts. Through its centralized loan processing operations in St. Paul, Minnesota, Green Tree arranges to purchase certain contracts from home improvement contractors located throughout the United States. Green Tree's regional sales managers contact home improvement contractors and explain Green

Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize Green Tree's available customer financing, the contractor must make an application for contractor approval. Green Tree has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to Green Tree. In addition, Green Tree has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. Green Tree also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to Green Tree. Green Tree occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that Green Tree originates are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The contractor submits the customer's credit application and construction contract to Green Tree's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by Green Tree in June 1993. If Green Tree determines that the application meets Green Tree's underwriting guidelines and applicable FHA regulations (for FHA-insured contracts) and the credit is approved, Green Tree purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, Green Tree follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by Green Tree include (i) exterior renovations, including windows, siding and roofing, (ii) pools and spas, (iii) kitchen and bath remodeling, and (iv) room additions and garages. Green Tree may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Certain other criteria for home improvement contracts eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  Green Tree began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000 (except in Massachusetts where the loan limit may be $20,000). The allowable term of unsecured contracts is 24 to 120 months. Green Tree's underwriting standards with respect to unsecured home improvement contracts are, in general, more stringent than its underwriting standards with respect to secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Green Tree-approved park or attached to the real estate.

  Home Equity Contracts. Green Tree has originated closed-end home equity loans since January 1996. As of December 31, 1997, Green Tree had approximately $3,116,054,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, Green Tree markets its home equity lending directly to consumers using a variety of marketing techniques. Green Tree also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  Green Tree's credit approval process analyzes both the equity position of the requested loan (including both the priority of the lien and the combined loan-to-value ratio) and the applicant's creditworthiness; to the extent the requested loan would have a less favorable (or more favorable) equity position, the creditworthiness of the borrower must be stronger (or may be weaker). The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

LOSS AND DELINQUENCY INFORMATION

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of home improvement contracts and home equity loans. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

RATIO OF EARNINGS TO FIXED CHARGES FOR GREEN TREE

  Set forth below are Green Tree's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                              YEAR ENDED DECEMBER 31,
                                              ------------------------
                                                                          MONTHS
                                                                         ENDED
                                              1993 1994 1995 1996 1997   1998
                                              ---- ---- ---- ---- ---- ---------
Ratio of Earnings to Fixed Charges........... 4.81 7.98 7.90 5.44 3.94

                             YIELD CONSIDERATIONS

  The Interest Rates, Pass-Through Rates and the weighted average Contract Rate of the Contracts (as of the related Cut-off Date) relating to each Series of Securities will be set forth in the related Prospectus Supplement.

  The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of Securities which may be offered hereby, such as Stripped Notes, Interest Only Certificates, Principal Only Certificates and Fast Pay/Slow Pay Certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Securities which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Securities may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

  Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

PREPAYMENT CONSIDERATIONS

  Contracts generally may be prepaid in full or in part without penalty. FHA-insured Contracts may be prepaid at any time without penalty. Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement contracts and home equity loans. Because the Contracts have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related Prospectus Supplement) all principal prepayments will be passed through to Securityholders of the related Series on the Payment Date following the Due Period in which such principal prepayment occurred, prepayments on the Contracts would affect the amount of funds available to make distributions on the Securities on any Payment Date only if a substantial portion of the Contracts prepaid prior to their respective due dates in a particular month (thus paying less than 30 days' interest for that Due Period) while very few Contracts prepaid after their respective due dates in that month. In addition, liquidations of defaulted Contracts or the Servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of Contracts (see "Description of the Trust Documents--Termination") will affect the timing of principal distributions on the Securities of a Series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. Although the related Prospectus Supplement will specify the prepayment assumptions used to price any Series of Securities, there can be no assurance that the Contracts will prepay at such rate, and it is unlikely that prepayments or liquidations of the Contracts will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Green Tree's or the Servicer's option to repurchase the Contracts comprising part of a Trust when the Aggregate Principal Balance of such Contracts as of the related Cut-off Date is less than a specified percentage of the Cut-off Date Principal Balance of such Contracts. See also "The Trusts--The Contract Pools" for a description of the obligations of Green Tree to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each Class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the outstanding balance (the "Certificate Balance") with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the original Certificate Balance of such Certificates. The "Note Pool Factor" for each Class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution Date) as a fraction of the initial outstanding principal balance of such Class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable Class of Certificates or reductions in the outstanding principal balance of the applicable Class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related Class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable Class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each Series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used for its general corporate purposes, including the origination or acquisition of additional home improvement loan contracts and home equity loans, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the Contracts and issuing the Securities.

                                   THE NOTES

GENERAL

  With respect to each Series of Securities, one or more Classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any Series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any Class or Classes of Notes of such Series, or any Class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A Series may include one or more Classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Stripped Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more Classes of Notes of a Series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all Classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each Class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a Series of Securities which includes two or more Classes of Notes, the timing, sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all of the Notes of such Class.

THE INDENTURE

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust;
(iii) to add additional covenants for the benefit of the related Noteholders;
(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, Green Tree or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any Class of Notes on any Payment Date (prior to the final scheduled payment date, if any, for such Class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default unless such Class of Notes has a final scheduled payment date, and then not until such final scheduled payment date for such Class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any Series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the

Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or
(v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

  Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                               THE CERTIFICATES

GENERAL

  A Series of Securities may include one or more Classes of Certificates issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclasses of such Class.

  Unless otherwise specified in the related Prospectus Supplement, each Class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by Green Tree, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any Series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A Series may include one or more Classes of Certificates ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes of Certificates ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

  If so specified in a Prospectus Supplement, a Series may include one or more Classes of Certificates which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

  The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any Class of Certificates will be made on a pro rata basis among all of the Certificateholders of such Class.

  In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each Series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any Series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, Green Tree or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and Green Tree, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) Green Tree or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised Green Tree that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Securities;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Securities;

    (iii) the Certificate Balance and the Certificate Pool Factor for each Class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

    (iv) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Due Period or Periods, as the case may be;

    (v) the Pass-Through Rate or Interest Rate for the next period for any Class of Certificates or Notes with variable or adjustable rates;

    (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

    (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any;

    (viii) Green Tree's FHA Insurance reserve amount;

    (ix) the number and aggregate principal balance of Contracts delinquent
  (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

    (x) the number of Contracts liquidated during the Due Period ending immediately before such Payment Date;

    (xi) such customary factual information as is necessary to enable Securityholders to prepare their tax returns; and

    (xii) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a Series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a Class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                      DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Sale and Servicing Agreements and the Trust Agreements (collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE CONTRACTS

  On the Closing Date (as defined in the Prospectus Supplement), Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date). Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes to or upon the order of the Seller, and the Trustee will execute and deliver the related certificates representing the Certificates, if any, to or upon the order of Green Tree.

  The Schedule of Contracts will include the amount of monthly payments due on each Contract as of the date of issuance of the Securities, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Securityholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, Green Tree's internal audit department will complete a review of all of the Contract files confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Securityholders will be repurchased or substituted for by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a Contract, Green Tree may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Collection Account") in an amount sufficient to offset such discrepancy. If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

  Unless otherwise specified in the related Prospectus Supplement, the Trustee or its custodian will maintain possession of the Contracts and any other documents contained in the Contract files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment.

  The counsel to Green Tree identified in the applicable Prospectus Supplement will render an opinion to the Trustee that the transfer of the Contracts from Green Tree to the related Trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the Contracts from Green Tree to the Trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Contract as of the related Closing Date, including that: (a) as of the Cut-off Date the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents included in the Contract file and reflected on the list of Contracts delivered to the Trustee; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each FHA-insured Home Improvement Contract was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA Insurance; (f) each Contract was either (i) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to Green Tree or (ii) was originated by a home equity lender in the ordinary course of such lender's business and assigned to Green Tree or (iii) was originated by Green Tree directly; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein pursuant to the Sale and Servicing Agreement or the Securities unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position (if any) or rescinded; (j) all parties to each Contract had full legal capacity to execute such Contract; (k) no Contract has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such Contract to the Trustee; (l) as of the Cut-off Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (m) each Contract is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of such Contract; (n) the description of each Contract set forth in the list delivered to the Trustee is true and correct;
(o) there is only one original of each Contract; and (p) each Contract was originated or purchased in accordance with Green Tree's then-current underwriting guidelines.

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Under the terms of the Sale and Servicing Agreement, if Green Tree becomes aware of a breach of any such representation or warranty that materially adversely affects the interests of the Note Owners, the Certificate Owners, if any, or the related Trust in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then Green Tree will be obligated either to cure such breach or to repurchase or, if so provided in the related Prospectus Supplement, substitute for the affected Contract, in each case under the conditions further described herein and in the Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Sale and Servicing Agreement).

  The "Purchase Amount" of a Contract at any time means the outstanding principal amount of such Contract (without giving effect to any Advances made by the Servicer or the Trustee), plus interest at the applicable Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances made by the Servicer or the Trustee) through the end of the immediately preceding Due Period.

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

COLLECTIONS

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Indenture Trustee will establish and maintain for each Series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to any Series including one or more Classes of Certificates, the Trustee will establish and maintain for each Series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). The Collection Account, the Certificate Distribution Account (if any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such Series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such Series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cut-off Date and on or prior to the second Business Day preceding the Closing Date.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Collection Account on a daily basis all proceeds and collections received or made by it with respect to the related Contracts subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date), including:

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts;

    (iii) all FHA Insurance payments received by the Servicer;

    (iv) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

    (v) any Advances made as described under "Advances" below and certain other amounts required under the Sale and Servicing Agreement to be deposited in the Collection Account;

    (vi) all amounts received from any credit enhancement provided with respect to a Series of Securities; and

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer or Green Tree, as described under "Sale and Assignment of the Contracts" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any Series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Due Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Due Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

SERVICING

  Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Sale and Servicing Agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the Contracts in those jurisdictions where the related real properties are located or as otherwise specified in the Sale and Servicing Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, as well as submission of FHA Insurance claims where applicable.

  The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Sale and Servicing Agreement and any FHA Insurance, will follow such collection procedures with respect to the Contracts as it follows with respect to loans or contracts serviced by it that are comparable to the Contracts.

  Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Sale and Servicing Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Payment Date, setting forth certain information regarding the Contract Pool and the Securities of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of home improvement contracts serviced by the Servicer under agreements similar to the Sale and Servicing Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Sale and Servicing Agreement, except for any exceptions set forth in such report.

  Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Sale and Servicing Agreement. The Servicer can only be removed as servicer upon the occurrence of an Event of Termination as discussed below.

  The Servicer shall keep in force throughout the term of the Sale and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which Green Tree may assign) for each Due Period (paid on the next succeeding Payment Date) equal to 1/12th of the product of the annual servicing fee rate described in the applicable Prospectus Supplement and the Aggregate Principal Balance for such Payment Date. As long as Green Tree is the Servicer, the Trustee will pay Green Tree its Monthly Servicing Fee from any monies remaining after the Securityholders have received all payments of principal and interest for such Payment Date.

  The Monthly Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

  Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Securityholders and providing related data processing and reporting services for Securityholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by Green Tree from its Monthly Servicing Fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (including submission of FHA Insurance claims, if applicable) or payment of Trustee's fees, and payment of expenses incurred in connection with distributions and reports to Securityholders, except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Sale and Servicing Agreement will occur if (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents) or (vi) if Green Tree is the Servicer, Green Tree's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer.

  In addition, the Trustee will notify FHA of Green Tree's termination as Servicer of the Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor Servicer. See "Description of FHA Insurance." Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents without the consent of all of the Securityholders.

  The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the Sale and Servicing Agreement at the request, order or direction of any of the Holders of Securities, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

DISTRIBUTIONS

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each Class of Certificateholders and all payments to each Class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Due Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Purchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Due Period, but to be applied in respect of a regular monthly payment due in a subsequent Due Period (an "Advance Payment"), minus
(v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if Green Tree is no longer the Servicer, to pay the Monthly Servicing Fee to the successor Servicer, and second, to reimburse the Servicer (including Green Tree) for any Advances made with respect to a prior Due Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

ENHANCEMENT

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a Class of Securities of a Series may cover one or more other Classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular Class and thereafter be unavailable to such other Classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a Class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other Classes.

ADVANCES

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Due Period. The Servicer will be entitled to reimbursement of an Advance from the Amount Available in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust. The Servicer will be entitled to recoup its advances on a Contract from subsequent payments by or on behalf of the Obligor and from liquidation proceeds (including FHA Insurance payments, if applicable), if any, of the Contract, and will release its right to reimbursements in conjunction with the purchase of the Contract by Green Tree for breach of representations and warranties. If the Servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the Obligor or from Net Liquidation Proceeds (including FHA Insurance payments, if applicable), if any, of the Contract (an "Uncollectible Advance"), the Servicer will be entitled to reimbursement from payments on other Contracts or from other funds available therefor.

  Unless otherwise specified in the related Prospectus Supplement, if the Servicer fails to make an Advance required under the Sale and Servicing Agreement, the Trustee will be obligated to deposit the amount of such Advance in the Collection Account on the Payment Date. The Trustee will not, however, be obligated to deposit any such amount if (i) the Trustee does not expect to recoup such Advance from subsequent collections on the Contract or from liquidation proceeds thereof, if any, or (ii) the Trustee determines that it is not legally able to make such Advance.

EVIDENCE AS TO COMPLIANCE

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

INDEMNIFICATION AND LIMITS ON LIABILITY

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

AMENDMENT

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee, and a Certificate Majority and a Note Majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and (ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Due Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cut-off Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes and prepayment of the Certificates (if any) following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such Series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates (if any), to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE TRUSTEE

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE TRUSTEE

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

ADMINISTRATOR

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                         DESCRIPTION OF FHA INSURANCE

  Certain of the Home Improvement Contracts may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any Trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by Green Tree, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by Green Tree. Green Tree's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by Green Tree. In the Sale and Servicing Agreement, Green Tree will agree to pay all FHA Insurance premiums required by FHA Regulations. If Green Tree fails to pay any such premium, the Trustee or the successor Servicer (if any) with respect to each Series is obligated to pay such premium and is entitled to be reimbursed by Green Tree and from collections on the related Home Improvement Contracts.

  As of December 31, 1997, Green Tree's FHA Insurance reserve amount was equal to approximately $86,950,000. These insurance reserves were available to cover losses on approximately $883,889,000 of FHA-insured manufactured housing contracts and approximately $128,145,000 of FHA-insured home improvement loans, including the FHA-insured Contracts that may be owned by a Trust Fund. If an Event of Termination (as defined under "Description of the Trust Documents--Termination") occurs, each Trustee will notify FHA of Green Tree's termination as Servicer of the related FHA-insured Contracts and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured Contracts be transferred to the Trustee or a successor servicer. Although each Trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the Trustee or a successor Servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured Contracts. It is likely that the Trustee or any successor Servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating such reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary

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

of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Contract the Servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA Insurance following a default on an FHA-insured Contract is subject to a number of conditions, including strict compliance by the Company with FHA regulations in originating and servicing the Contract. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured Home Improvement Contract in default and submitting a claim to FHA, the Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Company will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation-- Contract Origination," Green Tree does not purchase a Contract until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related Trust must assign its entire interest in the Contract to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the Home Improvement Contract at the date of default and uncollected interest computed at the Contract Rate earned to the data of default, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, and (iv) legal fees, not to exceed $500.

        CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of Contracts to a Trust, the Securityholders of such Series, as the beneficial owners of the Trust, will succeed collectively to all of the rights thereunder (including the right to receive payment on the Contracts). The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured Home Improvement Contracts. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

MORTGAGES AND DEEDS OF TRUST

  The Home Equity Contracts (but not the Home Improvement Contracts) will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

SUBORDINATE MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the Home Equity Contracts in any Contract Pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related Trust (and therefore the Securityholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Contract to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Servicer on behalf of the Trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure such default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although Green Tree generally does not cure defaults under a senior mortgage or deed of trust, it is Green Tree's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in Green Tree's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

SUBORDINATE FINANCING

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, prior to a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Certain states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee (junior mortgagee) may not foreclose on the property securing a second or first mortgage (senior mortgages) unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Contracts which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related Trust with respect to its acquisition (by foreclosure or otherwise) and disposition of real property securing a Contract, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the Securityholders.

SECOND OR THIRD MORTGAGES

  The Home Equity Contracts may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the Securityholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Contract. See "--Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

RIGHTS OF REDEMPTION

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.
  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default with respect to a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The Code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994 (the "Home Protection Act"), which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some Contracts included in a Contract Pool may be subject to such provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of such regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans (which may include some Contracts) are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Contracts, in certain states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the Sale and Servicing Agreement, late charges (to the extent permitted by law and not waived by Green Tree) will be retained by Green Tree as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is Green Tree's practice with some of the Home Improvement Contracts to defer the first payment thereon for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

"DUE-ON-SALE" CLAUSES

  All of the Contract documents will contain due-on-sale clauses unless the Prospectus Supplement indicates otherwise. These clauses permit the Servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (including the Contracts) made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer generally may be permitted to accelerate any Contract which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of Contracts which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the Contracts, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in Contracts bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Contracts and the number of Contracts which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to certain conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. Green Tree will represent and warrant in each Sale and Servicing Agreement that all Contracts comply with any applicable usury limitations.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related Series of Securities in certain circumstances if such cleanup costs were incurred. Moreover, certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Green Tree has not made and will not make such evaluations prior to the origination of the Contracts. Neither Green Tree nor any replacement Servicer will be required by any Sale and Servicing Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Green Tree does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Green Tree will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related Series.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Contracts, would result in a reduction of the amounts distributable to the Securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Contract which goes into default, there may be delays in payment on the Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders.

REPURCHASE OBLIGATIONS

  Under the Sale and Servicing Agreement, Green Tree will represent and warrant that each FHA-insured Home Improvement Contract was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured Home Improvement Contract due to a violation of FHA regulations in originating or servicing such Home Improvement Contracts, such violation would constitute a breach of a representation and warranty under the Sale and Servicing Agreement and would create an obligation of Green Tree to repurchase such Home Improvement Contract unless the breach is cured. See "Description of the Trust Documents-- Sale and Assignment of the Contracts."

  In addition, Green Tree will also represent and warrant under each Sale and Servicing Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the related Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to Green Tree, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to Green Tree identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.

TAX STATUS OF THE TRUST

  With respect to each Series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

TAX CONSEQUENCES TO NOTEHOLDERS

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

  Treatment of the Trust as a Partnership. Green Tree, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, Green Tree and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) Prepayment Premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to the Administration Agreement, the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-
1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any Securities offered hereby are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because there will be a substantial number of Contracts that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any Class of Securities sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                 UNDERWRITING

  Green Tree may sell Securities of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Securities directly to other purchasers or through agents. Green Tree intends that Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of such methods.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the Prospectus Supplement relating to a Series of Securities, Green Tree or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Securities so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Securities or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Securities, Underwriters may receive compensation from Green Tree or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from Green Tree and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from Green Tree will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by Green Tree, Underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the Prospectus Supplement, Green Tree will authorize Underwriters or other persons acting as Green Tree's agents to solicit offers by certain institutions to purchase the Securities from Green Tree pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by Green Tree. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Securities. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The Underwriters may, from time to time, buy and sell Securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for Green Tree in the ordinary course of business.

  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


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

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for Green Tree by the counsel for Green Tree identified in the applicable Prospectus Supplement. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by the counsel for the underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

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

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      For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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